Table of Contents	As filed with the Securities and Exchange Commission on August 27, 2020	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MPLX LP
(Exact name of registrant as specified in its charter)

Delaware	200 E. Hardin Street Findlay, Ohio 45840 (419) 421-2414	27-0005456
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Molly R. Benson
Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary
200 E. Hardin Street
Findlay, Ohio 45840
(419)  421-2414
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael J. Solecki
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Phone: (216) 586-7103
Facsimile: (216) 579-0212

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting company	☐

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1) (2)
Common units representing limited partner interests
Other classes of units representing limited partner interests
Debt securities

(1)
An indeterminate aggregate offering price or principal amount or number of the securities is being registered as may be offered from time to time at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.

(2)
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees, which will be paid from time to time in connection with one or more offerings of securities to be made hereunder.

Prospectus
Common Units Representing Limited Partner Interests
Other Classes of Units Representing Limited Partner Interests
Debt Securities

MPLX LP

We may from time to time, in one or more offerings, offer and sell an unlimited number and amount of the following securities under this prospectus:

•	common units representing limited partner interests (which we refer to as “common units” in this prospectus);

•	other classes of units representing limited partner interests; and

•	debt securities.
We will provide specific terms of any offering in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our common units or debt securities.
The common units are listed on the New York Stock Exchange under the symbol “MPLX.”
Unless otherwise specified in a prospectus supplement, the debt securities, when issued, will be senior unsecured debt securities and rank equally with our other unsecured and unsubordinated indebtedness.
If any offering involves underwriters, dealers or agents, arrangements with them will be described in the prospectus supplement that relates to that offering.

Investing in our securities involves risks. Limited partnerships are inherently different from corporations. You should carefully consider the risk factors on page 7 of this prospectus and in the applicable prospectus supplement before you make an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 27, 2020.

- i -

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Using this shelf registration process, we may offer, at any time and from time to time, in one or more offerings, the securities that this prospectus describes. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will describe the specific terms of the offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus and any prospectus supplement in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Information We Incorporate by Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any free writing prospectus that we may provide to you. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.
Except as otherwise indicated, references in this prospectus to “MPLX LP,” “MPLX,” the “Partnership,” “we,” “us” and “our” refer to MPLX LP and its consolidated subsidiaries. References in this prospectus to “Marathon Petroleum Corporation,” “Marathon Petroleum” or “MPC” refer to Marathon Petroleum Corporation and its consolidated subsidiaries other than MPLX.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, which we refer to as the “Exchange Act.” We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an Internet site that contains information MPLX has filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about MPLX at our website at http://www.mplx.com as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We do not intend for information contained on, or accessible through, our website to be part of this prospectus, other than documents that we file with the SEC that are specifically incorporated by reference in this prospectus.
This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s Internet site.

INFORMATION WE INCORPORATE BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the following documents into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020;

•	our Current Reports on Form 8-K filed on March 18, 2020, May 4, 2020, August 10, 2020, August 18, 2020 and August 21, 2020; and

•
the description of the common units representing limited partner interests in MPLX as set forth in MPLX’s Registration Statement on Form 8-A (Registration No. 001-35714), filed with the SEC on October 23, 2012 under the Exchange Act, as amended by the description of our securities contained in Exhibit 4.33 to our Annual Report on Form 10-K for the year ended December 31, 2019 and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities covered by this prospectus is completed or the offering is otherwise terminated; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning MPLX at the following address:
MPLX LP
200 E. Hardin Street
Findlay, Ohio 45840
Attention: Investor Relations
Telephone: (419) 421-2414

DISCLOSURES REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated herein by reference, includes forward-looking statements within the meaning of the federal securities laws. You can identify our forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “policy,” “position,” “potential,” “predict,” “priority,” “project,” “proposition,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this prospectus and the documents we have incorporated by reference.
Forward-looking statements include, among other things, statements regarding:

•
future levels of revenues and other income, income from operations, net income attributable to MPLX LP, earnings per unit, adjusted earnings before interest, taxes, depreciation and amortization, or distributable cash flow;

•	future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses;

•	the success or timing of completion of ongoing or anticipated capital or maintenance projects;

•	the amount and timing of future distributions; and

•	the anticipated effects of actions of third parties such as competitors, activist investors or federal, foreign, state or local regulatory authorities or plaintiffs in litigation.
Our forward-looking statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. Material differences between actual results and any future performance suggested in our forward-looking statements could result from a variety of factors, including the following:

•
the effects of the outbreak of COVID-19 and the adverse impact thereof on our business, financial condition, results of operations and cash flows, including our growth, operating costs, labor availability, logistical capabilities, customer demand for our services and industry demand generally, cash position, taxes, the price of our securities and trading markets with respect thereto, our ability to access capital markets, and the global economy and financial markets generally;

•	MPC’s ability to achieve its strategic objectives and the effects of those strategic decisions on us;

•
the risk that anticipated opportunities and any other synergies from or anticipated benefits of the acquisition of Andeavor Logistics LP, which we refer to as “ANDX,” may not be fully realized or may take longer to realize than expected, including whether the transaction will be accretive within the expected timeframe or at all;

•	disruption from the ANDX acquisition making it more difficult to maintain relationships with customers, employees or suppliers;

•	risks relating to any unforeseen liabilities of ANDX;

•	further impairments;

•	negative capital market conditions, including an increase of the current yield on common units;

•	the ability to achieve strategic and financial objectives, including with respect to distribution coverage, future distribution levels, proposed projects and completed transactions;

•
the success of MPC’s portfolio optimization, including the ability to complete any divestitures on commercially reasonable terms and/or within the expected timeframe, and the effects of any such divestitures on the business, financial condition, results of operations and cash flows;

•	adverse changes in laws including with respect to tax and regulatory matters;

•
the adequacy of capital resources and liquidity, including the availability of sufficient cash flow to pay distributions and access to debt on commercially reasonable terms, and the ability to successfully execute business plans, growth strategies and self-funding models;

•	the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products;

•	volatility in or degradation of market and industry conditions as a result of the COVID-19 pandemic, other infectious disease outbreaks or otherwise;

•	changes to the expected construction costs and timing of projects and planned investments, and the ability to obtain regulatory and other approvals with respect thereto;

•	completion of midstream infrastructure by competitors;

•	disruptions due to equipment interruption or failure, including electrical shortages and power grid failures;

•	the suspension, reduction or termination of MPC’s obligations under MPLX’s commercial agreements;

•	modifications to financial policies, capital budgets, earnings and distributions;

•	the ability to manage disruptions in credit markets or changes to credit ratings;

•	compliance with federal and state environmental, economic, health and safety, energy and other policies and regulations or enforcement actions initiated thereunder;

•	adverse results in litigation;

•	the reliability of processing units and other equipment;

•	the effect of restructuring or reorganization of business components;

•	the potential effects of changes in tariff rates on our business, financial condition, results of operations and cash flows;

•	foreign imports and exports of crude oil, refined products, natural gas and natural gas liquids, such as ethane, propane, butanes and natural gasoline, which we refer to as “NGLs”;

•	changes in producer customers’ drilling plans or in volumes of throughput of crude oil, natural gas, NGLs, refined products or other hydrocarbon-based products;

•	non-payment or non-performance by our producer and other customers;

•	changes in the cost or availability of third-party vessels, pipelines, railcars and other means of transportation for crude oil, natural gas, NGLs, feedstocks and refined products;

•	the price, availability and acceptance of alternative fuels and alternative-fuel vehicles and laws mandating such fuels or vehicles;

•
actions taken by our competitors, including pricing adjustments and the expansion and retirement of pipeline capacity, processing, fractionation and treating facilities in response to market conditions;

•	expectations regarding joint venture arrangements and other acquisitions or divestitures of assets;

•	midstream and refining industry overcapacity or under capacity;

•	accidents or other unscheduled shutdowns affecting our machinery, pipelines, processing, fractionation and treating facilities or equipment, or those of our suppliers or customers;

•	acts of war, terrorism or civil unrest that could impair our ability to gather, process, fractionate or transport crude oil, natural gas, NGLs or refined products;

•
political pressure and influence of environmental groups upon policies and decisions related to the production, gathering, refining, processing, fractionation, transportation and marketing of crude oil or other feedstocks, refined products, natural gas, NGLs or other hydrocarbon-based products; and

•
other risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q and other SEC filings incorporated by reference herein.

We do not undertake any obligation to update the forward-looking statements included or incorporated by reference in this prospectus, unless we are required by applicable securities laws to do so.

THE COMPANY
We are a diversified, large-cap master limited partnership with our common units traded on the New York Stock Exchange under the symbol “MPLX.” We were formed in 2012 by MPC and are headquartered in Findlay, Ohio. We own and operate midstream energy infrastructure and logistics assets and provide fuels distribution services. Our assets include a network of crude oil and refined petroleum product pipelines; an inland marine business; light-product terminals; storage caverns; refinery tanks, docks, loading racks, and associated piping; and crude and light-product marine terminals. We also own crude oil and natural gas gathering systems and pipelines as well as natural gas and NGL processing and fractionation facilities in key U.S. supply basins. Our operations are conducted under two operating segments: Logistics and Storage and Gathering and Processing.
Our principal executive offices are located at 200 E. Hardin Street, Findlay, Ohio 45840, and our telephone number at that location is (419) 421-2414.

RISK FACTORS
You should carefully consider any specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other filings with the SEC that are incorporated by reference in this prospectus, before making an investment decision. For more information, see “Where You Can Find More Information” and “Information We Incorporate By Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

USE OF PROCEEDS
Unless we inform you otherwise in the applicable prospectus supplement, the net proceeds from the sale of securities will be used for general partnership purposes, including repayment or refinancing of debt and funding for acquisitions, working capital requirements and capital expenditures. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF DEBT SECURITIES
In this summary description of debt securities, references to “MPLX,” “Issuer,” “we,” “our” or “us” mean only MPLX LP and not any of its subsidiaries.
The debt securities that MPLX may offer will be either senior debt securities or subordinated debt securities (including any debt securities that are senior subordinated debt securities). The senior debt securities will be issued under the indenture, dated as of February 12, 2015 (as amended or supplemented to the date hereof), which we refer to in this prospectus as the senior indenture, between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The subordinated debt securities will be issued under a subordinated indenture, which we refer to in this prospectus as the subordinated indenture, to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The senior indenture is, and the subordinated indenture will be, subject to, and governed by, the Trust Indenture Act of 1939, as amended. Each of the senior indenture and, after it is executed, the subordinated indenture may be amended, modified or supplemented from time to time. We refer to the senior indenture and the subordinated indenture collectively as the indentures and to each trustee under the indentures as a trustee.
This prospectus summarizes the material provisions of the indentures and what we expect to be the material terms of the debt securities that MPLX may issue under the indentures. This summary is not complete and may not describe all of the provisions of the indentures or of any of the debt securities that might be important to you. For additional information, you should carefully read the senior indenture and the form of subordinated indenture that are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.
At the time that MPLX offers to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether or not the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable prospectus supplement.
General
MPLX may issue an unlimited principal amount of debt securities in separate series. The maximum aggregate principal amount for the debt securities of any series may be specified. The debt securities will have terms that are consistent with the indentures. Senior debt securities will be unsecured and unsubordinated obligations of MPLX and will rank equal with all other of our unsecured and unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.
The applicable prospectus supplement for any issuance of debt securities will describe the debt securities and the price or prices at which MPLX will offer the debt securities. The description will include the following:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person to whom any interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•
the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, our equity securities or other property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•
any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and

•	any other terms of the debt securities not inconsistent with the applicable indentures.
The applicable prospectus supplement relating to any debt securities we offer will include a discussion of certain material U.S. federal income tax consequences relating to ownership of the debt securities, including, if applicable, any material U.S. federal income tax consequences applicable to any debt securities issued or deemed to be issued at a discount or applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars.
Conversion and Exchange Rights
The applicable prospectus supplement will describe, if applicable, the terms on which the holders may convert debt securities into or exchange them for common units or other classes of units representing limited partner interests. The conversion or exchange may be mandatory or may be at the holder’s option. The applicable prospectus supplement will describe how the amount of debt securities and number of common units or other classes of units representing limited partner interests to be received upon conversion or exchange would be calculated.
Subordination of Subordinated Debt Securities
The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any liquidation or dissolution or in bankruptcy, reorganization, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or premium, if any, or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.
If we experience a bankruptcy, dissolution, liquidation, winding-up or reorganization, the holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.
Form, Exchange and Transfer
MPLX will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the applicable prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.
Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the registrar we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the registrar in the applicable prospectus supplement. We may designate additional registrars or rescind the designation of any registrar or approve a change in the office through which any registrar acts, but we must maintain a registrar in each place where we will make payment on debt securities.
If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.
Global Securities
The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the applicable prospectus supplement or its nominee. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.
No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Exchange Act, or other applicable statute, rule or regulation.
The depositary will determine how all securities issued in exchange for a global security will be registered.
As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.
Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.
The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.
Payment and Paying Agents
We will pay principal of, and any premium or interest on, a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such payment.
We will pay principal of, and any premium or interest on, the debt securities at the office of our designated paying agent. Unless the applicable prospectus supplement indicates otherwise, a corporate trust office of the trustee will be the paying agent for the debt securities.
Any other paying agents we designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.
The paying agent will return to us all money we pay to it for the payment of the principal of, and any premium or interest on, any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as a general creditor.
Consolidation, Merger and Sale of Assets
Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge with or into any other person, in a transaction in which we are not the surviving entity, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.
Other Covenants
A series of debt securities may contain additional financial and other covenants applicable to us and our subsidiaries. The applicable prospectus supplement will contain a description of any such covenants that are added to the applicable indenture specifically for the benefit of holders of a particular series.

Events of Default
Each of the following will constitute an event of default under each indenture:

•	failure to pay the principal of, or any premium on, any debt security when due;

•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	failure to deposit any sinking fund payment when due;

•
failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the applicable prospectus supplement.
If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of acceleration have been cured or waived.
Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee indemnity or security satisfactory to it. If the holders provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•
the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered indemnity satisfactory to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•
the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.
The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal of, or any premium or interest on, any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.
Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities computed as of the record date.
Defeasance
To the extent stated in the applicable prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and satisfaction and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.
In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.
We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.
To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;

•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.
Notices
We will mail notices to holders of debt securities as indicated in the applicable prospectus supplement.
Title
We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.
Governing Law
The senior indenture is, and the subordinated indenture, the guarantees and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE COMMON UNITS
The common units represent limited partner interests in us. The holders of common units are entitled to participate in partnership distributions and are entitled to exercise the rights and privileges available to limited partners under our Fifth Amended and Restated Agreement of Limited Partnership, dated as of July 30, 2019, as may be amended or amended or restated from time-to-time, which we refer to as the “Partnership Agreement,” filed as an exhibit to the Form S-3 registration statement of which this prospectus forms a part.
For a description of the relative rights and preferences of holders of common units in and to partnership distributions, please read this section and “Provisions of Our Partnership Agreement Relating To Cash Distributions.” For a description of the rights and privileges of holders of common units under the Partnership Agreement, including voting rights, please read “Our Partnership Agreement.” We urge you to read the Partnership Agreement, as the Partnership Agreement, and not this description, governs our common units.
Units Outstanding
As of August 1, 2020, we had 1,040,168,354 common units outstanding, of which 392,752,902 were held by the public and 647,415,452 were held by affiliates of MPC (excluding common units held by officers and directors of our general partner or MPC).
In addition, as of August 1, 2020, we had outstanding 29,620,902 Series A Convertible Preferred units representing limited partner interests in us, which we refer to as the “Series A Preferred units,” 600,000 Series B Preferred units representing limited partner interests in us, which we refer to as the “Series B Preferred units,” and 80,000 TexNew Mex units representing limited partner interests in us, which we refer to as the “TexNew Mex units.” For a description of the Series A Preferred units, Series B Preferred units and TexNew Mex units, please see “Description of Other Classes of Units Representing Limited Partner Interests.”
As of August 1, 2020, we also had outstanding a non-economic general partner interest held by our general partner and a special limited partner interest that is held by an affiliate of our general partner. The non-economic general partner interest and special limited partner interest are not represented by units. Please read “Our Partnership Agreement” for a description of the rights and privileges of the non-economic general partner interest and special limited partner interest.
Exchange Listing
Our common units are listed on the New York Stock Exchange under the symbol “MPLX.”
Transfer Agent and Registrar
Computershare Trust Company, N.A. serves as the registrar and transfer agent for our common units. We will pay all fees charged by the transfer agent for transfers of common units, except the following that must be paid by our unitholders:

•	surety bond premiums to replace lost or stolen certificates, or to cover taxes and other governmental charges in connection therewith;

•	special charges for services requested by a holder of a common unit; and

•	other similar fees or charges.
There will be no charge to our unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their respective stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.
Transfer of Common Units
By transfer of common units in accordance with the Partnership Agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission are reflected in our books and records. Each transferee:

•	automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, the Partnership Agreement;

•	represents and warrants that the transferee has the right, power, authority and capacity to enter into the Partnership Agreement; and

•	gives the consents, waivers and approvals contained in the Partnership Agreement.
Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.
We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.
Common units are securities and transferable according to the laws governing the transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units.
Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

 DESCRIPTION OF OTHER CLASSES OF UNITS REPRESENTING LIMITED PARTNER INTERESTS
Our Partnership Agreement authorizes us to issue an unlimited number of limited partner interests and other equity securities in one or more classes, or one or more series of classes with the designations, preferences, rights, powers and duties fixed by our general partner without the approval of any of our limited partners. A copy of our Partnership Agreement is filed as an exhibit to the registration statement of which this prospectus is a part.
As of August 1, 2020, in addition to our common units outstanding, we had outstanding 29,620,902 Series A Preferred units, 600,000 Series B Preferred units and 80,000 TexNew Mex units, all representing limited partner interests in MPLX.
For a description of the relative rights and preferences of holders of Series A Preferred units, Series B Preferred units and TexNew Mex units in and to partnership distributions, please read this section and “Provisions of Our Partnership Agreement Relating To Cash Distributions.” For a description of the rights and privileges of holders of Series A Preferred units, Series B Preferred units and TexNew Mex units under the Partnership Agreement, including voting rights, please read “Our Partnership Agreement.” We urge you to read the Partnership Agreement, as the Partnership Agreement, and not this description, governs our classes of units representing limited partner interests.
As of August 1, 2020, we also had outstanding a non-economic general partner interest held by our general partner and a special limited partner interest that is held by an affiliate of our general partner. The non-economic general partner interest and special limited partner interest are not represented by units. Please read “Our Partnership Agreement” for a description of the rights and privileges of the non-economic general partner interest and special limited partner interest.
Series A Preferred Units
As of August 1, 2020, we had 29,620,902 Series A Preferred units outstanding. The Series A Preferred units are not deemed to represent any percentage interest in the Partnership unless or until they are converted into common units under certain circumstances described below. The outstanding Series A Preferred units constituted an approximate 2.8% limited partner interest in the Partnership on an as-converted basis and assuming a one-to-one conversion ratio as of August 1, 2020.
The Series A Preferred units rank pari passu with the Series B Preferred units and senior to all other classes or series of limited partner interests of the Partnership with respect to distribution rights and rights upon liquidation. The Series A Preferred units are subordinated to all of MPLX’s existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against MPLX.
The holders of the Series A Preferred units are entitled to receive cumulative quarterly distributions as described under “Provisions of Our Partnership Agreement Relating To Cash Distributions—Preferred Unit Distributions” and voting rights as described under “Our Partnership Agreement—Voting Rights.”
The holders of the Series A Preferred units are entitled to vote on an as-converted basis with the common units, voting together as a single class, on all matters on which the common units are entitled to vote, and have certain other rights to vote as a separate class with respect to any amendment to the Partnership Agreement or the Partnership’s certificate of limited partnership that would be materially adverse to any of the rights, preferences or privileges of the Series A Preferred units and certain other matters.
Each holder of the Series A Preferred units may elect to convert all or any portion of the Series A Preferred units owned by it into common units initially on a one-for-one basis, subject to customary anti-dilution adjustments and an adjustment for any distributions that have accrued but not been paid when due, which we refer to as the “Series A conversion rate,” at any time (but not more often than once per quarter), provided that any conversion is for at least $100 million (calculated based on the closing price of the common units on the trading day immediately prior to the notice of conversion) or such lesser amount if such conversion is of all of a holder’s remaining Preferred units.

The Partnership may elect to convert all or any portion of the Series A Preferred units into common units based on the then-applicable Series A conversion rate at any time (but not more often than once per quarter) if (i) the closing price of the common units is greater than 150.0% of the per unit purchase price for the Series A Preferred units in the private placement described above (or $32.50, as adjusted to reflect splits, combinations or similar events) for the preceding 20 trading days, (ii) the average daily trading volume of the common units is equal to or exceeded one million (as adjusted to reflect splits, combinations or similar events) for the preceding 20 trading days and (iii) the Partnership has an effective registration statement on file covering resales of the common units into which the Series A Preferred units are convertible, provided that the conversion is for at least $100 million (calculated based on the closing trading price of common units on the trading day immediately prior to the notice of conversion) or such lesser amount if such conversion is of all of the then outstanding Series A Preferred units.
In addition, the Series A Preferred units are convertible at certain conversion premiums, either at our election or the election of the holders, upon the occurrence of certain transactions, including certain transactions constituting a change in control of us or an acquisition by MPC or any of its affiliates of all of the outstanding common units or substantially all of our assets.
The Series A Preferred units are transferable, subject to certain restrictions and the satisfaction of certain conditions on transfer set forth in the Partnership Agreement, in increments of not less than $50 million (based on the per unit purchase price of the Series A Preferred units) or such lessor amount if it constitutes the remaining number of Series A Preferred units owned by such investor.
The Partnership has entered into a Registration Rights Agreement with the purchasers of the Series A Preferred units pursuant to which, among other things, the Partnership has agreed to file and maintain a registration statement with respect to the resale of the Series A Preferred units and the common units that are issuable upon conversion of the Series A Preferred units. In addition, subject to certain customary limitations and qualifications, the Series A Preferred holders may require the Partnership to initiate underwritten offerings for the common units that are issuable upon conversion of the Series A Preferred units.
Series B Preferred Units
As of August 1, 2020, we had 600,000 Series B Preferred units outstanding with a liquidation preference of $1,000 per unit.
The Series B Preferred units are not deemed to represent any percentage interest in the Partnership and rank pari passu with the Series A Preferred units and senior to all other classes or series of limited partner interests of the Partnership with respect to distribution rights and rights upon liquidation. The Series B Preferred units are subordinated to all of MPLX’s existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against MPLX.
The holders of the Series B Preferred units are entitled to receive cumulative distributions as described under “Provisions of Our Partnership Agreement Relating To Cash Distributions—Preferred Unit Distributions” and limited voting rights as described under “Our Partnership Agreement—Voting Rights.”
The Series B Preferred units are not convertible into or exchangeable for any other securities or property at the option of the holder. No holder of Series B Preferred units have any preemptive, preferential or other similar right with respect to the issuance of any additional partnership interests under the Partnership Agreement.
At any time on or after February 15, 2023, MPLX may redeem the Series B Preferred units at its option, in whole or in part, by paying $1,000 per unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, whether or not declared. MPLX may undertake multiple partial redemptions of the Series B Preferred units. In addition, MPLX may redeem all of the Series B Preferred units prior to February 15, 2023 upon the occurrence of certain changes to the equity credit criteria attributed to the Series B Preferred units by any of MPLX’s rating agencies as further described in the Partnership Agreement. Any such redemption would be effected only out of funds legally available for such purposes and would be subject to compliance with the provisions of MPLX’s outstanding indebtedness.
There are no restrictions on the transfer of the Series B Preferred units other than restrictions and conditions applicable to transfers of any limited partner interests under the Partnership Agreement.
TexNew Mex Units
As of August 1, 2020, we had 80,000 TexNew Mex units outstanding, all of which were held by an affiliate of our general partner.
The TexNew Mex units are subordinated to the Series A Preferred units and the Series B Preferred units and senior to the common units with respect to distribution rights. The TexNew Mex units are subordinated to all of MPLX’s existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against MPLX.
The holders of the TexNew Mex units are entitled to receive distributions as described under “Provisions of Our Partnership Agreement Relating To Cash Distributions—TexNew Mex Unit Distributions” and limited voting rights as described under “Our Partnership Agreement—Voting Rights.”
The TexNew Mex units are perpetual and do not have any rights of redemption or conversion. No holder of the TexNew Mex units has any preemptive, preferential or other similar right with respect to the issuance of any additional partnership interests under the Partnership Agreement.
The TexNew Mex units may not be transferred without the prior approval of our general partner, other than to an affiliate of the holder or an affiliate of our general partner. Any transfers would be subject to the other restrictions and conditions applicable to the transfer of any limited partner interests under the Partnership Agreement.
Other Classes of Units
If we offer other classes of limited partner interests represented by units other than common units under this prospectus, a prospectus supplement relating to the particular class or series of units offered will include the specific terms of those units, including, among other things, the following:

•	the designation, stated value, and liquidation preference of the units and the number of units to constitute the class or series;

•	the number of units to be offered;

•	the public offering price at which the units will be issued;

•	any sinking fund provisions of the units;

•	the voting rights, if any, of the units;

•	the distribution rights of the units, if any;

•
whether the units will be redeemable and, if so, the price and the terms and conditions on which the units may be redeemed, including the time during which the units may be redeemed and any accumulated distributions thereof, if any, that the holders of the units will be entitled to receive upon the redemption thereof;

•
the terms and conditions, if any, on which the units will be convertible into, or exchangeable for, the units of any other class or series of units representing limited partner interests, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same; and

•	any additional designations, preferences, rights, powers, duties and restrictions of the units.

The applicable prospectus supplement relating to any such units we offer will also include a discussion of certain material U.S. federal income tax consequences relating to ownership of the units (other than those consequences described in this prospectus).
The particular terms of any class or series of units will also be described in the amendment to our Partnership Agreement relating to that class or series of units, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such class or series of units.
The transfer agent, registrar and distributions disbursement agent for the units will be designated in the applicable prospectus supplement.

PROVISIONS OF OUR PARTNERSHIP AGREEMENT RELATING TO CASH DISTRIBUTIONS
Set forth below is a summary of the significant provisions of the Partnership Agreement that relate to cash distributions.
Distributions of Available Cash
General
The Partnership Agreement requires that, within 60 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date selected by our general partner.
Definition of Available Cash
Available cash generally means, for any quarter, all cash and cash equivalents on hand at the end of that quarter:

•	less, the amount of cash reserves established by our general partner to:

–	provide for the proper conduct of our business (including reserves for our future capital expenditures and anticipated future credit needs subsequent to that quarter);

─	comply with applicable law, any of our debt instruments or other agreements; or

─
provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters (provided that our general partner may not establish cash reserves for distributions if the effect of the establishment of such reserves will prevent us from distributing a minimum quarterly distribution of $0.2625 on all common units for the current quarter);

•	plus, if our general partner so determines, all or any portion of the cash on hand or cash equivalents resulting from working capital borrowings made subsequent to the end of such quarter.
The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash from working capital borrowings made after the end of the quarter to pay distributions to unitholders. Under the Partnership Agreement, working capital borrowings are generally borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to partners and with the intent of the borrower to repay such borrowings within 12 months with funds other than from additional working capital borrowings.
Available cash is to be distributed under the Partnership Agreement as follows:

•
first, to the holders of Series A Preferred units and Series B Preferred units, pro rata, until all required cumulative quarterly and semi-annual distributions payable on the MPLX Series A Preferred units and the MPLX Series B Preferred units as described below in “—Preferred Unit Distributions” have been paid;

•	second, to the holders of the TexNew Mex units, pro rata, in amounts, if any, described below in “—Distributions on TexNew Mex Units” payable with respect to the TexNew Mex units for such quarter; and

•	thereafter, to the holders of the common units, pro rata, as of the record date selected by our general partner.
Except in the event of our dissolution and liquidation, the holder of the special limited partner interest shall not be entitled to any distributions. Our general partner is not entitled to receive quarterly distributions with respect to its non-economic general partner interest.

Preferred Unit Distributions
The holders of the Series A Preferred units are entitled to receive cumulative quarterly distributions equal to the greater of $0.528125 per unit or the amount that each Series A Preferred unit would have otherwise received if it had been converted into common units at the then-applicable Series A conversion rate.
The holders of Series B Preferred units are entitled to receive cumulative semi-annual distributions payable in arrears on the 15th day of February and August of each year, or the first business day thereafter, up to and including February 15, 2023. Up to and including February 15, 2023, distributions will accrue on the Series B Preferred units at a rate of 6.875% per annum on the $1,000 liquidation preference per Series B Preferred unit (equal to $68.75 per Series B Preferred unit per annum).
After February 15, 2023, the holders of Series B Preferred units are entitled to receive cumulative quarterly distributions payable in arrears on the 15th day of February, May, August and November of each year, or the first business day thereafter. After February 15, 2023, distributions will accrue on the Series B Preferred units at a rate per annum equal to the three-month LIBOR plus a spread of 4.652%, which we refer to as the “Series B Three-Month LIBOR.” If the calculation agent under the Partnership Agreement determines that the LIBOR has been discontinued, then the calculation agent shall determine whether to use a substitute or successor base rate that the calculation agent has determined in its sole discretion is most comparable to the Series B Three-Month LIBOR; provided that if the calculation agent determines that there is an industry-accepted successor base rate, the calculation agent shall use such successor base rate.
MPLX may not pay any distributions for any quarter on any junior securities, including the common units and TexNew Mex units, unless the distribution payable on the Series A Preferred units and the Series B Preferred units for such quarter, together with any previously accrued and unpaid distributions, have been paid in full, provided that, during the period when distributions are payable on a semi-annual basis on the Series B Preferred units, MPLX may make quarterly distributions on junior or parity securities so long as our general partner expects MPLX to have sufficient funds to pay the full distribution on the Series B Preferred units on the next successive payment date.
Distributions on TexNew Mex Units
Prior to any distributions of available cash to holders of common units, available cash with respect to any quarter will first be distributed to the holders of the TexNew Mex units, pro rata, as of the record date selected by our general partner, in an amount equal to eighty percent (80.0%) of the excess, if any, of (1) the TexNew Mex shared segment distributable cash flow (as defined in the Partnership Agreement) with respect to the applicable quarter over (2) the TexNew Mex base amount (as defined in the Partnership Agreement) with respect to such quarter, less any amounts reserved with the consent of holders of a majority of the TexNew Mex units in accordance with the Partnership Agreement to fund expansion capital expenditures or investment capital expenditures with respect to the TexNew Mex shared segment (as defined in the Partnership Agreement), subject to the distribution of such amounts if not ultimately used for such purposes.
Operating Surplus and Capital Surplus
General
All cash distributed to unitholders will be characterized as either being paid from “operating surplus” or “capital surplus.” We treat distributions of available cash from operating surplus differently than distributions of available cash from capital surplus.
Operating Surplus
We define operating surplus as:

•	$60.0 million (as described below); plus

•
all of our cash receipts after October 31, 2012, the closing of our initial public offering, which we refer to as our “Initial Public Offering,” excluding cash from interim capital transactions (as defined below) and the termination of hedge contracts, provided that cash receipts from the termination of a commodity hedge or interest rate hedge prior to its specified termination date shall be included in operating surplus in equal quarterly installments over the remaining scheduled life of such commodity hedge or interest rate hedge; plus

•	all of our cash receipts made after the end of a quarter but on or before the date of determination of operating surplus for that quarter resulting from working capital borrowings; plus

•
cash distributions paid in respect of equity issued, other than equity issued in the Initial Public Offering, to finance all or a portion of expansion capital expenditures in respect of the period from the date that we enter into a binding obligation to commence the construction, development, replacement, improvement or expansion of a capital asset and ending on the earlier to occur of the date the capital asset commences commercial service and the date that it is abandoned or disposed of; less

•	all of our operating expenditures (as defined below) after the closing of the Initial Public Offering; less

•	the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

•	all working capital borrowings not repaid within twelve months after having been incurred, or repaid within such 12-month period with the proceeds of additional working capital borrowings.
As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders and is not limited to cash generated by operations. For example, it includes a provision that will enable us, if we choose, to distribute as operating surplus up to $60.0 million of cash we receive in the future from non-operating sources such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity interests in operating surplus will be to increase operating surplus by the amount of any such cash distributions. As a result, we may also distribute as operating surplus up to the amount of any such cash that we receive from non-operating sources.
The proceeds of working capital borrowings increase operating surplus and repayments of working capital borrowings are generally operating expenditures (as described below) and thus reduce operating surplus when repayments are made. However, if working capital borrowings, which increase operating surplus, are not repaid during the 12-month period following the borrowing, they will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowings are in fact repaid, they will not be treated as a further reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.
We define interim capital transactions as (i) borrowings, refinancings or refundings of indebtedness (other than working capital borrowings and items purchased on open account or for a deferred purchase price in the ordinary course of business) and sales of debt securities, (ii) sales of equity securities, (iii) sales or other dispositions of assets, other than sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business and sales or other dispositions of assets as part of normal asset retirements or replacements, and (iv) capital contributions received.
We define operating expenditures as all of our cash expenditures, including, but not limited to, taxes, reimbursements of expenses of our general partner and its affiliates, officer, director and employee compensation, debt service payments, payments made in the ordinary course of business under interest rate hedge contracts and commodity hedge contracts (provided that payments made in connection with the termination of any interest rate hedge contract or commodity hedge contract prior to the expiration of its settlement or termination date specified therein will be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such interest rate hedge contract or commodity hedge contract and amounts paid in connection with the initial purchase of a rate hedge contract or a commodity hedge contract will be amortized at the life of such rate hedge contract or commodity hedge contract), maintenance capital expenditures (as discussed in further detail below), and repayment of working capital borrowings; provided, however, that operating expenditures do not include:

•	repayments of working capital borrowings where such borrowings have previously been deemed to have been repaid (as described above);

•	payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than working capital borrowings;

•	expansion capital expenditures;

•	payment of transaction expenses (including taxes) relating to interim capital transactions;

•	distributions to our partners;

•	repurchases of partnership interests (excluding repurchases we make to satisfy obligations under employee benefit plans); or

•
any other expenditures or payments using the proceeds of our Initial Public Offering or subsequent offerings that are described above under “Use of Proceeds” relating to our Initial Public Offering or such subsequent offerings.

Capital Surplus
Capital surplus is defined in the Partnership Agreement as any distribution of available cash in excess of our cumulative operating surplus. Accordingly, except as described above, capital surplus would generally be generated by:

•	borrowings other than working capital borrowings;

•	sales of our equity and debt securities;

•
sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of ordinary course retirement or replacement of assets; and

•	capital contributions received.
Characterization of Cash Distributions
All available cash distributed by us on any date from any source will be treated as distributed from operating surplus until the sum of all available cash distributed by us since October 31, 2012, the closing of our Initial Public Offering, equals the operating surplus from such date through the end of the quarter immediately preceding that distribution. We anticipate that distributions from operating surplus will generally not represent a return of capital. However, operating surplus, as defined in the Partnership Agreement, includes certain components, including a $60.0 million cash basket, that represent non-operating sources of cash. Consequently, it is possible that all or a portion of specific distributions from operating surplus may represent a return of capital. Any available cash distributed by us in excess of our cumulative operating surplus will be deemed to be capital surplus under the Partnership Agreement. The Partnership Agreement treats a distribution of capital surplus as the repayment of the initial unit price from our Initial Public Offering and as a return of capital. We do not anticipate that we will make any distributions from capital surplus.
Capital Expenditures
Maintenance capital expenditures are cash expenditures (including expenditures for the construction or development of new capital assets or the replacement, improvement or expansion of existing capital assets) made to maintain, over the long term, our operating capacity or operating income. Examples of maintenance capital expenditures are expenditures to repair, refurbish and replace pipelines and storage facilities, to maintain equipment reliability, integrity and safety and to address environmental laws and regulations.

Expansion capital expenditures are cash expenditures incurred for acquisitions or capital improvements that we expect will increase our operating capacity or operating income over the long term. Examples of expansion capital expenditures include the acquisition of equipment, or the construction, development or acquisition of additional pipeline or storage capacity to the extent such capital expenditures are expected to expand our long-term operating capacity or operating income. Expansion capital expenditures include interest payments (and related fees) on debt incurred to finance all or a portion of expansion capital expenditures in respect of the period from the date that we enter into a binding obligation to commence the construction, development, replacement, improvement or expansion of a capital asset and ending on the earlier to occur of the date that such capital improvement commences commercial service and the date that such capital improvement is abandoned or disposed of. Capital expenditures that are made in part for maintenance capital purposes and in part for expansion capital purposes will be allocated as maintenance capital expenditures or expansion capital expenditures by our general partner.
Adjusted Operating Surplus
Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net drawdowns of reserves of cash established in prior periods. Adjusted operating surplus for a period consists of:

•	operating surplus generated with respect to that period (excluding any amount attributable to the item described in the first bullet of the definition of operating surplus); less

•	any net increase in working capital borrowings with respect to that period; less

•	any net decrease in cash reserves for operating expenditures with respect to that period not relating to an operating expenditure made with respect to that period; plus

•	any net decrease in working capital borrowings with respect to that period; plus

•
any net decrease made in subsequent periods to cash reserves for operating expenditures initially established with respect to that period to the extent such decrease results in a reduction in adjusted operating surplus in subsequent periods; plus

•	any net increase in cash reserves for operating expenditures with respect to that period required by any debt instrument for the repayment of principal, interest or premium.
Distributions of Cash upon Liquidation
General
If we dissolve in accordance with the Partnership Agreement, a liquidator will be appointed to dispose of our assets, discharge our liabilities and otherwise wind up our business and affairs in the manner and time frame the liquidator deems is appropriate, subject to the Delaware Revised Uniform Limited Partnership Act, as amended, supplemented or restated from time to time, and any successor to such statute, which we refer to as the “Delaware Act,” and the following:

•
Our assets may be disposed of by public or private sale or by distribution in kind to one or more partners on such terms as the liquidator and such partners may agree. The liquidator may defer the liquidation or distribution of our assets for a reasonable time if it determines that an immediate sale would be impractical or would cause undue loss to the partners.

•
Liabilities include amounts owed to the liquidator as compensation for serving in such capacity and amounts owed to partners otherwise than in respect of their distribution rights under the Partnership Agreement. With respect to any liability that is contingent, conditional, unmatured or otherwise not yet due and payable, the liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve will be distributed as additional liquidation proceeds.

•
All property and all cash in excess of that required to discharge liabilities as described above and required to satisfy the capital accounts relating to the Series A Preferred units and the Series B Preferred units, will be distributed to the partners in accordance with, and to the extent of, the positive balances in their respective capital accounts, as determined after taking into account all capital account adjustments set forth in the Partnership Agreement for the taxable period during which liquidation occurs (as determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)). Such distribution will be made by the end of such taxable period or, if later, within 90 days after the date of liquidation.

The allocations of gain and loss upon liquidation are intended, to the extent possible, to cause the capital accounts of the unitholders to reflect the different distributions intended for the different classes of units, and, in particular, to implement any intended preference in liquidation to the holders of Series A Preferred units and the Series B Preferred units over the capital accounts of holders of common units and other limited partner interests ranking junior to the Series A Preferred units and the Series B Preferred units. However, there may not be sufficient gain upon our liquidation to enable the unitholders to fully recover all of these amounts, even though there may be cash available for distribution.
Any cash or cash equivalents available for distribution upon liquidation shall be distributed to the holders of the Series A Preferred units and the Series B Preferred units up to the positive balances in their capital accounts prior to any distribution of cash or cash equivalents to the holders of common units or other partnership interests. In addition, the aggregate distribution made to holders of the Series A Preferred units and Series B Preferred units shall be made in a manner that causes the holders of the Series A Preferred units and the holders of the Series B Preferred units to receive an equivalent percentage of the Series A liquidation value and the Series B liquidation preference (each as defined in the Partnership Agreement), plus accumulated and unpaid distributions, respectively.
Manner of Adjustments for Gain
The manner of the adjustment for gain is set forth in the Partnership Agreement. Any gains upon the sale or other disposition of our assets in liquidation will be allocated to our partners in the following manner:

•	first, to our general partner to the extent of any negative balance in its capital account;

•
second, to the holders of Series A Preferred units and the holders of Series B Preferred units, pro rata in proportion to their respective liquidation preferences, until the capital account for each Series A Preferred unit is equal to the issue price of $32.50 per Series A Preferred unit and the capital account for each Series B Preferred unit is equal to the liquidation preference of $1,000 per Series B Preferred unit; and

•	thereafter, to the holders of our common units, pro rata.
The preceding discussion is based on the assumptions that we do not issue any new classes of partnership interests.
Manner of Adjustments for Losses
After making allocations of loss to the general partner and the unitholders (other than the Series A Preferred unitholders or the Series B Preferred unitholders) in a manner intended to offset in reverse order the allocations of gains that have previously been allocated, we will generally allocate any loss to our general partner and unitholders in the following manner:

•
first, to all limited partners (other than the Series A Preferred unitholders and Series B Preferred unitholders) in proportion to the positive balances in their capital accounts, until the capital accounts of all limited partners have been reduced to zero;

•	second, to the Series A Preferred unitholders and Series B Preferred unitholders, to the extent of and in proportion to the positive balances in their capital accounts; and

•	thereafter, 100.0% to our general partner.
The preceding discussion is based on the assumption that we do not issue any new classes of partnership interests.
Adjustments to Capital Accounts
The Partnership Agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, the Partnership Agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain resulting from the adjustments to the unitholders and the general partner in the same manner as we allocate gain upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, the Partnership Agreement requires that we generally allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner that results, to the extent possible, in the partners’ capital account balances equaling the amount that they would have been if no earlier positive adjustments to the capital accounts had been made. In contrast to the allocations of gain, and except as provided above, we generally will allocate any unrealized and unrecognized loss resulting from the adjustments to capital accounts upon the issuance of additional units to the unitholders and our general partner based on their respective percentage ownership of us. If we make negative adjustments to the capital accounts as a result of such loss, future positive adjustments resulting from the issuance of additional units will be allocated in a manner designed to reverse the prior negative adjustments, and special allocations will be made upon liquidation in a manner that results, to the extent possible, in our unitholders’ capital account balances equaling the amounts they would have been if no earlier adjustments for loss had been made.
Special Distributions in Consideration of Contributions by Partners
Our general partner may, from time-to-time, cause the Partnership to make special distributions of cash to one or more of our partners in connection with, and in full or partial consideration of, the contribution, assignment, transfer or conveyance of property, assets or rights or any interests therein by such partners to the Partnership. For the avoidance of doubt, such special distributions shall not be considered distributions of Available Cash and shall not be subject to, or required to be distributed in accordance with, the requirements applicable to other distributions made under the Partnership Agreement.

OUR PARTNERSHIP AGREEMENT
The following is a summary of the material provisions of the Partnership Agreement. The Partnership Agreement is filed with the SEC as an exhibit to the registration statement to which this prospectus forms a part. We will provide prospective investors with a copy of the Partnership Agreement upon request at no charge.
We summarize the following provisions of the Partnership Agreement elsewhere in this prospectus:

•	with regard to distributions of available cash, please read “Provisions of Our Partnership Agreement Relating to Cash Distributions” above;

•	with regard to provisions specific to common units, please read “Description of the Common Units” above;

•
with regard to provisions specific to other classes of units representing limited partner interests, please read “Description of Other Classes of Units Representing Limited Partner Interests” above; and

•	with regard to allocations of taxable income and taxable loss, please read “Material U.S. Federal Income Tax Consequences.”
Organization and Duration
Our partnership was organized on March 27, 2012 and will have a perpetual existence unless terminated pursuant to the terms of the Partnership Agreement.
Purpose
Our purpose under the Partnership Agreement is limited to any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided that our general partner shall not cause us to engage, directly or indirectly, in any business activity that our general partner determines would be reasonably likely to cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes.
Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than the business of owning, operating, developing and acquiring crude oil, refined product and other hydrocarbon-based product pipelines and other midstream assets, our general partner has no current plans to do so and may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interests of our partnership or our limited partners, other than the implied contractual covenant of good faith and fair dealing. Our general partner is authorized in general to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.
Capital Contributions
Unitholders are not obligated to make additional capital contributions, except as described below under “—Limited Liability.”
Management
Our general partner conducts, directs and manages all activities of MPLX. Except as otherwise expressly provided in the Partnership Agreement, all management powers over the business and affairs of MPLX are exclusively vested in our general partner and no limited partner has any management power over the business and affairs of MPLX. Our general partner has full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct our business.

Contractual Duties; Conflicts of Interest
Whenever our general partner or its board of directors, or any committee thereof, including the Conflicts Committee (as defined in the Partnership Agreement), makes a determination or takes or declines to take any other action, or any affiliate of our general partner causes our general partner to do so, in its capacity as the general partner of MPLX, as opposed to in its individual capacity, then, unless another express standard is provided for in the Partnership Agreement, our general partner, any member of the board of directors of our general partner (or any committee thereof) or such affiliates shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards (including fiduciary standards) imposed by the Partnership Agreement, any other agreement or under the Delaware Act or any other law, rule or regulation or at equity. A determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of the Partnership Agreement if the person or persons making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction is not adverse to the best interests of MPLX and its subsidiaries.
When a potential conflict of interest exists or arises between our general partner or any of its affiliates (excluding MPLX and its subsidiaries), on the one hand, and MPLX, its subsidiaries or any partner, on the other, any resolution or course of action by our general partner or its affiliates in respect of such conflict of interest shall be permitted and deemed approved by all partners, and shall not constitute a breach of the Partnership Agreement or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is:

•
approved by a majority of the members of the Conflicts Committee (as defined in the Partnership Agreement) established in accordance with the Partnership Agreement acting in good faith, which is referred to as “Special Approval” in the Partnership Agreement;

•
approved by the vote of the holders of a majority of the common units and Series A Preferred units voting together as single class, excluding common units held by our general partner and its affiliates;

•	on terms no less favorable to MPLX than those generally being provided to or available from unrelated third parties; or

•
fair and reasonable to MPLX, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to MPLX).

Our general partner will not be required in connection with its resolution of such conflict of interest to seek Special Approval by the Conflicts Committee or unitholder approval of such resolution, and our general partner may also adopt a resolution or course of action that has not received such approval. Whenever our general partner makes a determination to refer any potential conflict of interest to the Conflicts Committee for special approval, seek MPLX unitholder approval or adopt a resolution or course of action that has not received special approval or MPLX unitholder approval, then our general partner shall be entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the partnership or any limited partner, and the general partner shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard or duty imposed by this agreement or under the Delaware Act or any other law, rule or regulation or at equity, and our general partner in making such determination or taking or declining to take such other action shall be permitted to do so in its sole and absolute discretion. If special approval is sought, or if neither special approval nor unitholder approval is sought and the board of directors of our general partner determines that the resolution or course of action satisfies the third or fourth bullet points above, then it will be presumed that the Conflicts Committee or the board of directors, as applicable, acted in good faith.
The Partnership Agreement also entitles our general partner to take or decline to take any action in its individual capacity, as opposed to in its capacity as the general partner of MPLX, free of any fiduciary duty or obligation whatsoever to MPLX or any limited partner and with no requirement to act in good faith.

Voting Rights
The following is a summary of the unitholder vote required for the matters specified below. Matters that require the approval of a “unit majority” require the approval of holders of a majority of the outstanding common units, the outstanding Series A Preferred units (voting on an as-converted basis at the then-applicable Series A conversion rate) and a majority of any other class of units, if any, entitled to vote on the matter, voting as a single class. Matters that require the approval of the “Series A required percentage” require the affirmative vote of the record holders of 75.0% of outstanding Series A Preferred units, voting separately as a single class.
In voting their common units, our general partner and its affiliates will have no duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interests of us or the limited partners, other than the implied contractual covenant of good faith and fair dealing.

Issuance of additional units
No common unitholders approval rights. The Series A required percentage is required for issuances of additional partnership interests that rank senior to or, subject to certain limitations, in parity with, the Series A Preferred units with respect to distributions on such partnership interests or distributions upon liquidation. The affirmative vote or consent of at least two-thirds of the outstanding Series B Preferred units, voting as a class together with holders of the Series A Preferred units, is required for issuances of additional partnership interests that (i) are in parity with the Series B Preferred units (including any additional Series B Preferred units) during any time in which cumulative distributions on the Series B Preferred units are in arrears or (ii) rank senior to the Series B Preferred units. The affirmative vote of at least a majority of the outstanding TexNew Mex units, voting as a single separate class, is required for issuances of partnership interests with distribution rights which are senior to or on parity with the TexNew Mex units. Please read “—Issuance of Additional Securities; Preemptive Rights or Similar Rights.”

Amendment of the Partnership Agreement
Certain amendments may be made by the general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. Amendments that would be materially adverse to the rights, preferences and privileges of the Series A Preferred units require the approval of the Series A required percentage. Amendments that would be materially adverse to the rights, preferences and privileges of the Series B Preferred units require the approval of at least two-thirds of the outstanding Series B Preferred units, voting as a single separate class. Amendments that would be materially adverse to the rights, preferences and privileges of the TexNew Mex units require the approval of at a majority of the outstanding TexNew Mex units, voting as a single separate class. Please read “—Amendments of our Partnership Agreement.”

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority. Please read “—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets.”
Dissolution of our partnership	Unit majority. Please read “—Termination and Dissolution.”
Continuation of our business upon dissolution	Unit majority. Please read “—Termination and Dissolution.”

Withdrawal of the general partner
Under most circumstances, the approval of unitholders holding at least a majority of the outstanding common units and Series A Preferred Units (on an as-converted basis at the then-applicable Series A conversion rate), excluding common units held by our general partner and its affiliates, is required for the withdrawal of the general partner prior to December 31, 2022 in a manner which would cause a dissolution of our partnership. Please read “—Withdrawal or Removal of our General Partner.”

Removal of the general partner
Not less than 66 2/3% of the outstanding common and Series A Preferred units (on an as-converted basis at the then-applicable Series A conversion rate), voting as a single class, including units held by our general partner and its affiliates. Please read “—Withdrawal or Removal of our General Partner.”

Transfer of the general partner interest
Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such person. The approval of a majority of the outstanding common units and Series A Preferred units (on an as-converted basis at the then-applicable Series A conversion rate), excluding common units held by our general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to December 31, 2022. Please read “—Transfer of General Partner Interest.”

Transfer of ownership interests in our general partner	No approval right. Please read “—Transfer of Ownership Interests in our General Partner.”
Declarations of payment of any distributions from capital surplus	Series A required percentage.
Series A Preferred Units. The holders of Series A Preferred units are entitled to vote on an as-converted basis with the common units, voting together as a single class, on all matters on which the common units are entitled to vote, and have certain other rights to vote as a separate class with respect to any amendment to the Partnership Agreement or the Partnership’s certificate of limited partnership that would be materially adverse to any of the rights, preferences or privileges of the Series A Preferred units and certain other matters, as set forth in the foregoing table.
Series B Preferred Units. Generally, and except as set forth in the foregoing table or as provided for by the Delaware Act, the holders of the Series B Preferred units will not have any right to vote on or consent to any matter submitted to a vote or approval by written consent of the MPLX limited partners, provided, however, that holders of Series B Preferred units shall have the right to vote as a separate class with respect to any amendment to the Partnership Agreement or the Partnership’s certificate of limited partnership that would be materially adverse to any of the rights, preferences or privileges of the Series B Preferred units and certain other matters (as described in the Partnership Agreement). On any matter in which the holders of the Series B Preferred units are entitled to vote as a class, such holders will be entitled to one vote per unit. Any Series B Preferred units held by any MPLX subsidiaries or controlled affiliates will not be entitled to vote.
TexNew Mex Units. Generally, and except as set forth in the foregoing table or as provided for by the Delaware Act, the holders of the TexNew Mex units will not have any right to vote on or consent to any matter submitted to a vote or approval by written consent of the MPLX limited partners, provided, however, that holders of TexNew Mex units shall have the right to vote as a separate class with respect to any amendment to the Partnership Agreement or the Partnership’s certificate of limited partnership that would be materially adverse to any of the rights, preferences or privileges of the TexNew Mex units and certain other matters (as described in the Partnership Agreement). On any matter in which the holders of the TexNew Mex units are entitled to vote as a class, such holders will be entitled to one vote per unit.

Special Limited Partner Interest. Holders of the Special Limited Partner Interest do not have any voting rights, except as provided by the Delaware Act.
Limited Liability
Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that it otherwise acts in conformity with the provisions of the Partnership Agreement, its liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital it is obligated to contribute to us for its common units plus its share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

•	to remove or replace our general partner;

•	to approve some amendments to the Partnership Agreement; or

•	to take other action under the Partnership Agreement;
constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us who reasonably believe that a limited partner is a general partner. Neither the Partnership Agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner.
Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their limited partner interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited is included in the assets of the limited partnership only to the extent that the fair value of that property exceeds that liability. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of its assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to it at the time it became a limited partner and that could not be ascertained from the Partnership Agreement.
Our subsidiaries conduct business in several states and we may have subsidiaries that conduct business in other states in the future. Maintenance of our limited liability as a member of our operating company may require compliance with legal requirements in the jurisdictions in which our operating company conducts business, including qualifying our subsidiaries to do business there.
Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of our ownership interests in our operating subsidiaries or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner, to approve some amendments to the Partnership Agreement, or to take other action under the Partnership Agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities; Preemptive Rights or Similar Rights
The Partnership Agreement authorizes us to issue an unlimited number of additional partnership interests for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders, provided that the approval of the Series A required percentage is required for issuances of additional partnership interests that rank senior to or, subject to certain limitations, in parity with, the Series A Preferred units with respect to distributions on such partnership interests or distributions upon liquidation.
It is possible that we will fund acquisitions, distributions or our capital expenditures through the issuance of additional common units, preferred units, general partner units or other partnership interests. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units, preferred units, general partner units or other partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.
In accordance with Delaware law and the provisions of the Partnership Agreement, we may also issue additional partnership interests that, as determined by our general partner, may have special voting rights to which the common units are not entitled. In addition, the Partnership Agreement does not prohibit the issuance by our subsidiaries of equity interests, which may effectively rank senior to the common units.
Our general partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units, or other partnership interests whenever, and on the same terms that, we issue those interests to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of the general partner and its affiliates, including such interest represented by common units, that existed immediately prior to each issuance. The other holders of common units will not have preemptive rights to acquire additional common units or other partnership interests.
No class of units representing limited partner interests is subject to any sinking fund provisions.
Amendments of Our Partnership Agreement
General
Amendments to the Partnership Agreement may be proposed only by our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any duty or obligation whatsoever to us or our limited partners, including any duty to act in the best interests of us or the limited partners, other than the implied contractual covenant of good faith and fair dealing. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment.
Prohibited Amendments
No amendment may be made that would:

•
enlarge the obligations of any limited partner without its consent, unless such is deemed to have occurred as a result of an amendment approved by at least a majority of the type or class of limited partner interests so affected; or

•
enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without its consent, which consent may be given or withheld at its option.

The provisions of the Partnership Agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90.0% of the outstanding common units and Series A Preferred units voting together as a single class (with the Series A Preferred units voting on an as-converted basis at the then-applicable Series A conversion rate), including units owned by our general partner and its affiliates. As of August 1, 2020, our general partner and its affiliates (excluding officers and directors of our general partner or MPC) collectively owned approximately 62.2% of the outstanding common units and approximately 60.5% of the combined number of outstanding common units and Series A Preferred units (on an as-converted basis at the then-applicable Series A conversion rate).
No Unitholder Approval
Our general partner may generally make amendments to the Partnership Agreement without the approval of any limited partner to reflect:

•	a change in our name, the location of our principal office, our registered agent or our registered office;

•	the admission, substitution, withdrawal or removal of partners in accordance with the Partnership Agreement;

•
a change that our general partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor any of our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

•
an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees, from in any manner, being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974 (ERISA), whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

•	an amendment that our general partner determines to be necessary or appropriate for the authorization or issuance of additional partnership interests;

•	any amendment expressly permitted in the Partnership Agreement to be made by our general partner acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Partnership Agreement;

•
any amendment that our general partner determines to be necessary or appropriate to reflect and account for the formation by us of, or our investment in, any corporation, partnership or other entity, in connection with our conduct of activities permitted by the Partnership Agreement;

•	a change in our fiscal year or taxable year and any other changes that our general partner determines to be necessary or appropriate as a result of such change;

•
mergers with, conveyances to or conversions into another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger, conveyance or conversion other than those it receives by way of the merger, conveyance or conversion; or

•	any other amendments substantially similar to any of the matters described in the clauses above.
In addition, our general partner may make amendments to the Partnership Agreement without the approval of any limited partner if our general partner determines that those amendments:

•	do not adversely affect in any material respect the limited partners considered as a whole or any particular class of partnership interests as compared to other classes of partnership interests;

•
are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•
are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed or admitted to trading;

•	are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of the Partnership Agreement; or

•	are required to effect the intent expressed in this prospectus or the intent of the provisions of the Partnership Agreement or are otherwise contemplated by the Partnership Agreement.
Unitholder Approval
Except as described below, an amendment must be approved by a unit majority unless a greater or different percentage is required under the Partnership Agreement as described below. Amendments that would be materially adverse to the rights, preferences and privileges of the Series A Preferred units require the approval of the Series A required percentage. Amendments that would be materially adverse to the rights, preferences and privileges of the Series B Preferred units require the approval of at least two-thirds of the outstanding Series B Preferred units, voting as a single separate class. Amendments that would be materially adverse to the rights, preferences and privileges of the TexNew Mex units require the approval of at a majority of the outstanding TexNew Mex units, voting as a single separate class.
In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of partnership interests in relation to other classes of partnership interests will require the approval of at least a majority of the type or class of partnership interests so affected. Any amendment that would increase the percentage of units required to take any action or change the required vote of any class of partnership interest, other than to remove our general partner or call a meeting of unitholders, must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than two-thirds of the class to be changed. Any amendment that would reduce the percentage of units required to take any action, other than to remove our general partner or call a meeting of unitholders, must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the percentage sought to be reduced. Any amendment that would increase the percentage of units required to remove our general partner must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than 90.0% of outstanding common units and Series A Preferred units (on an as-converted basis at the then-applicable Series A conversion rate). Any amendment that would increase the percentage of units required to call a meeting of unitholders must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute a unit majority.
Opinion of Counsel
For amendments of the type not requiring unitholder approval, our general partner will not be required to obtain an opinion of counsel to the effect that an amendment will not affect the limited liability of any limited partner under Delaware law. No other amendments to the Partnership Agreement will become effective without the approval of holders of at least 90.0% of the outstanding common units and Series A Preferred units voting together as a single class (with the Series A Preferred units voting on an as-converted basis at the then-applicable Series A conversion rate) unless we first obtain such an opinion of counsel.
Merger, Consolidation, Conversion, Sale or Other Disposition of Assets
MPLX may merge or consolidate with or convert into one or more entities (including a corporation, limited liability company, trust or unincorporated business) pursuant to a merger agreement or plan of conversion approved in accordance with the Partnership Agreement.

A merger, consolidation or conversion of our partnership requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interest of us or the limited partners, other than the implied contractual covenant of good faith and fair dealing.
Our general partner must also approve the merger agreement or plan of conversion, as the case may be, which must include certain information as set forth in the Partnership Agreement. Subject to certain exceptions set forth in the Partnership Agreement and described below, once approved by our general partner, the merger agreement or plan of conversion must be submitted to a vote or approval by written consent of the limited partners. The merger agreement or plan of conversion generally must be approved by a unit majority, except to the extent that the merger agreement or plan of conversion effects an amendment to the Partnership Agreement that requires the approval of a greater percentage of outstanding units or any class of limited partners as described below under “—Amendments of our Partnership Agreement.”
Our general partner may consummate any merger with another limited liability entity without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in an amendment to the Partnership Agreement requiring unitholder approval, each of our units will be an identical unit of our partnership following the transaction and the partnership interests to be issued by us in such merger do not exceed 20.0% of our outstanding partnership interests immediately prior to the transaction.
In addition, if the conditions specified in the Partnership Agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters, and our general partner determines that the governing instruments of the new entity provide the limited partners and our general partner with the same rights and obligations as contained in the Partnership Agreement.
The Partnership Agreement generally prohibits our general partner, without the prior approval of the holders of a unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell any or all of our assets under a foreclosure or other realization upon those encumbrances without that approval.
The unitholders are not entitled to dissenters’ rights of appraisal under the Partnership Agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.
Termination and Dissolution
We will continue as a limited partnership until dissolved and terminated under the Partnership Agreement. We will dissolve upon:

•
the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with the Partnership Agreement or withdrawal or removal followed by approval and admission of a successor;

•	the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

•	the entry of a decree of judicial dissolution of our partnership pursuant to the provisions of the Delaware Act; or

•	there being no limited partners, unless we are continued without dissolution in accordance with the Delaware Act.
Upon a dissolution under the first bullet above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in the Partnership Agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

•	the action would not result in the loss of limited liability of any limited partner; and

•
neither our partnership nor any of our subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds
Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate to, liquidate our assets and apply the proceeds of the liquidation as described in “Provisions of Our Partnership Agreement Relating to Cash Distributions—Distributions of Cash upon Liquidation.” The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.
Withdrawal or Removal of our General Partner
Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to December 31, 2022 without obtaining the approval of the holders of at least a majority of the outstanding common units and Series A Preferred units (on an as-converted basis at the then-applicable conversion rate), excluding common units held by our general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after December 31, 2022, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of the Partnership Agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days’ written notice to the limited partners if at least 50.0% of the outstanding common units are held or controlled by one person and its affiliates other than our general partner and its affiliates. In addition, the Partnership Agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please read “—Transfer of General Partner Interest”
Upon voluntary withdrawal of our general partner by giving notice to the other partners, the holders of a unit majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree to continue our business by appointing a successor general partner. Please read “—Termination and Dissolution.”
Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of our outstanding common units and Series A Preferred units voting together as a single class (with the Series A Preferred units voting on an as-converted basis at the then-applicable Series A conversion rate), including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of a unit majority. The ownership of more than 33 1/3% of the combined number of outstanding common units and Series A Preferred units (on an as-converted basis at the applicable conversion ratio) by our general partner and its affiliates would give them the practical ability to prevent our general partner’s removal. As of August 1, 2020, our general partner and its affiliates (excluding officers and directors of our general partner or MPC)

collectively owned approximately 60.5% of the combined number of outstanding common units and Series A Preferred units (on an as-converted basis at the then-applicable Series A conversion rate).
The Partnership Agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal, our general partner will have the right to require its successor to purchase the general partner interest for cash based on the fair market value of the general partner interest as of the effective date of its removal. In the event of removal of our general partner under circumstances where cause exists or withdrawal of our general partner where that withdrawal violates the Partnership Agreement, a successor general partner will have the option to purchase the general partner interest of the departing general partner for a cash payment equal to the fair market value of those interests.
In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.
If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner will become a limited partner and its general partner interest will automatically convert into common units pursuant to a valuation of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.
In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.
Transfer of General Partner Interest
Except for transfer by our general partner of all, but not less than all, of its general partner interest to (1) an affiliate of our general partner (other than an individual), or (2) another entity as part of the merger or consolidation of our general partner with or into such entity or the transfer by our general partner of all or substantially all of its assets to such entity, our general partner may not transfer all or any part of its general partner interest to another person prior to December 31, 2022 without the approval of the holders of at least a majority of the outstanding common units and Series A Preferred units, voting together as a single class (with the Series A Preferred units voting on an as-converted basis at the then-applicable Series A conversion rate), excluding common units held by our general partner and its affiliates. As a condition of this transfer, the transferee must assume, among other things, the rights and duties of our general partner, agree to be bound by the provisions of the Partnership Agreement, and furnish an opinion of counsel regarding limited liability and tax matters.
On or after December 31, 2022, our general partner may transfer all or any of its general partner interest without unitholder approval. In addition, our general partner and its affiliates may at any time transfer common units or other classes of limited partner interest held by them to one or more persons, without unitholder approval.
Transfer of Ownership Interests in our General Partner
At any time, MPC and its affiliates may sell or transfer all or part of their membership interest in our general partner, or their membership interests in MPC Investment LLC, the sole member of our general partner, to an affiliate or third party without the approval of our unitholders.

Change of Management Provisions
Unitholders have only limited voting rights on matters set forth in the Partnership Agreement and, therefore, limited ability to influence management’s decisions regarding our business. Unitholders do not elect our general partner or the board of directors of our general partner on an annual or other continuing basis. The board of directors of our general partner is chosen by the member of our general partner, which is a wholly owned subsidiary of MPC.
In addition, the Partnership Agreement contains specific provisions that are intended to discourage a person or group from attempting to remove MPLX GP LLC as our general partner or otherwise change our management. Please read “—Withdraw or Removal of our General Partner” above.
Meetings of the unitholders may be called only by our general partner or by unitholders owning at least 20.0% of the outstanding units of the class for which a meeting is proposed. In addition, other provisions of the Partnership Agreement limit the ability of limited partners to obtain information about MPLX’s operations in addition to limiting the unitholders’ ability to influence the manner and direction of management.
Generally, if any person or group other than our general partner and its affiliates acquires beneficial ownership of 20.0% or more of any class of units, that person or group loses voting rights on all of its units, and such units will not be considered to be outstanding for purposes of calling a meeting of our limited partners. The provisions do not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group who are notified by our general partner that they will not lose their voting rights or to any person or group who acquires the units with the prior approval of the board of directors of our general partner. In addition, the provisions do not apply to the purchasers of the Series A Preferred units with respect to their ownership of the Series A Preferred units or common units into which the Series A Preferred units are converted. Please read “—Withdrawal or Removal of our General Partner.”
Limited Call Right
If at any time our general partner and its affiliates own more than 85.0% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the limited partner interests (but excluding the Series A Preferred units) of such class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10, but not more than 60, days’ written notice.
The purchase price in the event of this purchase is the greater of:

•
the highest cash price paid by either our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

•	the current market price calculated in accordance with the Partnership Agreement as of the date three business days before the date the notice is mailed.
As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. Please read “Material Federal Income Tax Consequences—Disposition of Common Units.”
Redemption of Ineligible Holders
In order to avoid any material adverse effect on the maximum applicable rates that can be charged to customers by our subsidiaries on assets that are subject to rate regulation by FERC or analogous regulatory body, the general partner at any time can request a transferee or a unitholder to certify or re-certify:

•	that the transferee or unitholder is an individual or an entity subject to U.S. federal income taxation on the income generated by us; or

•
that, if the transferee unitholder is an entity not subject to U.S. federal income taxation on the income generated by us, as in the case, for example, of a mutual fund taxed as a regulated investment company or a partnership, all the entity’s owners are subject to U.S federal income taxation on the income generated by us.

Furthermore, in order to avoid a substantial risk of cancellation or forfeiture of any property, including any governmental permit, endorsement or other authorization, in which we have an interest as the result of any federal, state or local law or regulation concerning the nationality, citizenship or other related status of any unitholder, our general partner may at any time request unitholders to certify as to, or provide other information with respect to, their nationality, citizenship or other related status.
The certifications as to taxpayer status and nationality, citizenship or other related status can be changed in any manner our general partner determines is necessary or appropriate to implement its original purpose.
If a unitholder fails to furnish the certification or other requested information within 30 days or if our general partner determines, with the advice of counsel, upon review of such certification or other information that a unitholder does not meet the status set forth in the certification, we will have the right to redeem all of the units held by such unitholder at the market price as of the date three days before the date the notice of redemption is mailed.
The purchase price will be paid in cash or by delivery of a promissory note, as determined by our general partner. Any such promissory note will bear interest at the rate of 5.0% annually and be payable in three equal annual installments of principal and accrued interest, commencing one year after the redemption date. Further, the units will not be entitled to any allocations of income or loss, distributions or voting rights while held by such unitholder.
Meetings; Voting
Except as described below regarding a person or group owning 20.0% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.
Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or, if authorized by our general partner, without a meeting if consents in writing describing the action so taken are signed by holders of the number of units that would be necessary to authorize or take that action at a meeting where all limited partners were present and voted. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20.0% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage. The units representing the general partner interest are units for distribution and allocation purposes, but do not entitle our general partner to any vote other than its rights as general partner under the Partnership Agreement, will not be entitled to vote on any action required or permitted to be taken by the unitholders and will not count toward or be considered outstanding when calculating required votes, determining the presence of a quorum, or for similar purposes.
If at any time any person or group (other than our general partner and its affiliates, a direct transferee of our general partner and its affiliates, a transferee of such direct transferee who is notified by our general partner that it will not lose its voting rights, any other person or group who acquires an interest with the prior approval of the board of directors of our general partner, or the purchasers of the Series A Preferred units with respect to the Series A Preferred units or the common units into which the Series A Preferred units are convertible) acquires, in the aggregate, beneficial ownership of 20.0% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum, or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise. Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under the Partnership Agreement will be delivered to the record holder by us or by the transfer agent.
Status as a Limited Partner
By transfer of common units or any other limited partner interest in accordance with the Partnership Agreement, each transferee of common units or such other limited partner interest shall be admitted as a limited partner with respect to the limited partner interest transferred when such transfer and admission is reflected in our register. Except as described under “—Limited Liability,” all limited partner interests issued will be fully paid, and unitholders will not be required to make additional contributions.
Indemnification
Under the Partnership Agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, expenses (including legal fees and expenses) or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of our general partner or any departing general partner;

•	any person who is or was a director, officer, managing member, manager, general partner, fiduciary or trustee of us or our subsidiaries, or any entity set forth in the preceding three bullet points;

•
any person who is or was serving as director, officer, managing member, manager, general partner, fiduciary or trustee of another person owing a fiduciary duty to us or any of our subsidiaries at the request of our general partner or any departing general partner or any of their affiliates; and

•	any person designated by our general partner because such person’s status, service or relationship expose such person to claims or suits relating to our business and affairs.
Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We will purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against such liabilities under the Partnership Agreement.
Reimbursement of Expenses
The Partnership Agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. Our general partner is entitled to determine in good faith the expenses that are allocable to us.

Books and Reports
Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for financial reporting purposes on an accrual basis. For fiscal and tax reporting purposes, our fiscal year is the calendar year.
We will mail or make available to each record holder of a unit, within 105 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also mail or make available summary financial information within 50 days after the close of each quarter.
We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining its U.S federal and state tax liability and filing its U.S federal and state income tax returns, regardless of whether he supplies us with information.
Right to Inspect our Books and Records
The Partnership Agreement provides that a limited partner can, for a purpose reasonably related to its interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at its own expense, have furnished to him:

•	a current list of the name and last known address of each record holder;

•	copies of the Partnership Agreement and our certificate of limited partnership and all amendments thereto; and

•	certain information regarding the status of our business and financial condition.
Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner determines is not in our best interests or that we are required by law or by agreements with third parties to keep confidential. The Partnership Agreement limits the right to information that a limited partner would otherwise have under Delaware law.
General Partner Registration Rights
Under the Partnership Agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units or other partnership interests proposed to be sold by our general partner or any of its affiliates, other than individuals, or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of MPLX GP LLC as our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.
Exclusive Forum
The Partnership Agreement provides that the Court of Chancery of the State of Delaware shall be the exclusive forum for any claims, suits, actions or proceedings:

•
arising out of or relating in any way to the Partnership Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of the Partnership Agreement or the duties, obligations or liabilities among our limited partners, or obligations or liabilities of our limited partners to us, or the rights or powers of, or restrictions on, our limited partners or us);

•	brought in a derivative manner on our behalf;

•	asserting a claim of breach of a duty owed by any of our, or our general partner’s, directors, officers, or other employees, or owed by our general partner, to us or our limited partners;

•	asserting a claim against us arising pursuant to any provision of the Delaware Act; or

•	asserting a claim against us governed by the internal affairs doctrine.
Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may restrict a limited partner's ability to bring a claim against us or directors, officers or other employees of ours or our general partner in a forum that it finds favorable, which may discourage limited partners from bringing such claims at all.
The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation or similar governing documents have been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in the Partnership Agreement to be inapplicable or unenforceable in such action. If a court were to find the forum selection provision contained in the Partnership Agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in another forum, which could materially adversely affect our business, financial condition and results of operations.
Notwithstanding anything to the contrary above, the forum selection provision does not apply to any claims, actions or proceedings arising under the Securities Act or the Exchange Act.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
This section is a summary of certain of the material U.S. federal income tax considerations that may be relevant to prospective common unitholders who are individual citizens or residents of the U.S. and, unless otherwise noted in the following discussion, is the opinion of Jones Day, counsel to our general partner and us, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Internal Revenue Code,” existing and proposed Treasury regulations promulgated under the Internal Revenue Code, which we refer to as the “Treasury Regulations,” and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “us” or “we” are references to MPLX LP and our operating subsidiaries and references in this section to “units” or “unitholders” are references to only our common units and common unitholders.
The following discussion does not comment on all U.S. federal income tax matters affecting us or our common unitholders. Moreover, the discussion focuses on common unitholders who are individual citizens or residents of the U.S. and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other common unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and non-U.S. persons eligible for the benefits of an applicable income tax treaty with the United States), individual retirement accounts, or “IRAs,” real estate investment trusts or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding their units as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, and persons deemed to sell their units under the constructive sale provisions of the Internal Revenue Code. In addition, the discussion only comments to a limited extent on state, local and foreign tax consequences. Accordingly, we encourage each prospective unitholder to consult his or her own tax advisor in analyzing the state, local and foreign tax consequences particular to him or her of the ownership or disposition of common units and potential changes in applicable tax laws.
The Internal Revenue Service, which we refer to as the “IRS,” has issued us private letter rulings confirming that a portion of our operations generates “qualifying income” under Section 7704 of the Internal Revenue Code. Otherwise, the IRS has made no determination as to our status or the status of our operating subsidiaries for U.S federal income tax purposes or whether our operations generate “qualifying income” under Section 7704 of the Internal Revenue Code. Instead, we will rely on opinions of Jones Day. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the common units and the prices at which common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our common unitholders and our general partner and thus will be borne indirectly by our common unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.
All statements as to matters of U.S federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Jones Day and are based on the accuracy of the representations made by us.
For the reasons described below, Jones Day has not rendered an opinion with respect to the following specific U.S federal income tax issues: (i) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales”); (ii) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury

Regulations (please read “—Disposition of Common Units—Allocations Between Transferors and Transferees”); and (iii) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read “—Tax Consequences of Unit Ownership—Section 754 Election” and “—Disposition of Common Units—Uniformity of Units”).
Partnership Status
A partnership is not a taxable entity and generally incurs no U.S federal income tax liability. Instead, each partner of a partnership is required to take into account his or her share of items of income, gain, loss and deduction of the partnership in computing his or her U.S federal income tax liability, regardless of whether cash distributions are made to him or her by the partnership. Distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to him or her is in excess of the partner’s adjusted tax basis in his or her partnership interest. Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90.0% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the transportation, processing, storage and marketing of crude oil, natural gas and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. Based on estimates consistent with our last quarterly earning disclosure and our expectations about changes in relative income sources, we estimate that less than 2.0% of our current gross income on a pro forma basis is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Jones Day is of the opinion that at least 90.0% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income may change from time to time.
The IRS has issued us private letter rulings confirming that a portion of our operations generates “qualifying income” under Section 7704 of the Internal Revenue Code. Otherwise, the IRS has made no determination as to our status or the status of our operating subsidiaries for U.S. federal income tax purposes or whether our operations generate “qualifying income” under Section 7704 of the Internal Revenue Code. Instead, we will rely on the opinion of Jones Day on such matters. It is the opinion of Jones Day that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions, on our private letter ruling, and on the representations described below that:

•	We will be classified as a partnership for U.S. federal income tax purposes; and

•
Each of our operating subsidiaries (other than certain exceptions noted to Jones Day by us) will be treated as a partnership or will be disregarded as an entity separate from us for U.S. federal income tax purposes.

In rendering its opinion, Jones Day has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Jones Day has relied include:

•
Neither we nor any of the operating subsidiaries (other than certain exceptions noted to Jones Day by us) has elected or will elect to be treated as a corporation for U.S. federal income tax purposes; and

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For each taxable year, more than 90.0% of our gross income has been and will be income of the type that Jones Day has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code.

We believe that these representations have been true in the past and expect that these representations will continue to be true in the future.
On January 24, 2017, final regulations regarding which activities give rise to “qualifying income” within the meaning of Section 7704 of the Internal Revenue Code were published in the Federal Register. We do not believe these final regulations affect our ability to be treated as a partnership for U.S. federal income tax purposes.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.
If we were treated as a corporation for U.S. federal income tax purposes in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our corporate income tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in his or her common units, or taxable capital gain, after the unitholder’s tax basis in his or her common units is reduced to zero. Accordingly, taxation as a corporation could result in a material reduction in any unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.
The discussion below is based on Jones Day’s opinion that we will be classified as a partnership for U.S. federal income tax purposes.
Limited Partner Status
Unitholders of MPLX LP will be treated as partners of MPLX LP for U.S. federal income tax purposes. Also, unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of MPLX LP for U.S. federal income tax purposes.
A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his or her status as a partner with respect to those units for U.S. federal income tax purposes. Please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales.”
Income, gain, deductions or losses would not appear to be reportable by any unitholder who is not a partner for U.S. federal income tax purposes, and any cash distributions received by any unitholder who is not a partner for U.S. federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their tax advisors with respect to their tax consequences of holding common units in MPLX LP. The references to “unitholders” in the discussion that follows are to persons who are treated as partners in MPLX LP for U.S. federal income tax purposes.
Tax Consequences of Unit Ownership
Flow-Through of Taxable Income
Subject to the discussion below under “—Tax Consequences of Unit Ownership—Entity-Level Collections” we will not pay any U.S. federal income tax. Instead, each unitholder will be required to report on his or her income tax return his or her share of our income, gains, losses and deductions without regard to whether we make cash distributions to him or her. Consequently, we may allocate income to a unitholder even if he or she has not received a cash distribution. Each unitholder will be required to include in income his or her allocable share of our income, gains, losses and deductions for our taxable year ending with or within his or her taxable year. Our taxable year ends on December 31.

Treatment of Distributions
Distributions by us to any unitholder generally will not be taxable to the unitholder for U.S. federal income tax purposes, except to the extent that the amount of any such cash distribution exceeds his or her tax basis in his or her common units immediately before the distribution. Our cash distributions in excess of any unitholder’s tax basis generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under “—Disposition of Common Units.” Any reduction in any unitholder’s share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution by us of cash to that unitholder. To the extent that our distributions cause any unitholder’s “at-risk” amount to be less than zero at the end of any taxable year, he or she must recapture any losses deducted in previous years. Please read “—Tax Consequences of Unit Ownership—Limitations on Deductibility of Losses.”
A decrease in any unitholder’s percentage interest in us because of our issuance of additional common units will decrease his or her share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to any unitholder, regardless of his or her tax basis in his or her common units, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation recapture and/or substantially appreciated “inventory items,” each as defined in the Internal Revenue Code, and collectively, “Section 751 Assets.” To that extent, the unitholder will be treated as having been distributed his or her proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder’s realization of ordinary income, which will equal the excess of (i) the non-pro rata portion of that distribution over (ii) the unitholder’s tax basis (often zero) for the share of Section 751 Assets deemed relinquished in the exchange.
Tax Basis of Common Units
A unitholder’s initial tax basis for his or her common units will be the amount he or she paid for the common units plus his or her share of our nonrecourse liabilities. That tax basis will be increased by his or her share of our income and by any increases in his or her share of our nonrecourse liabilities. That tax basis will be decreased, but not below zero, by distributions from us, by the unitholder’s share of our losses, by any decreases in his or her share of our nonrecourse liabilities, by his or her share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized and by any excess business interest allocated to the unitholder. Immediately prior to the disposition of common units, a unitholder’s tax basis in such common units will be increased by the amount of any excess business interest that has not been deducted by him due to applicable limitations. Please read “—Tax Consequences of Unit Ownership—Limitations on Deductibility of Losses.” A unitholder will have no share of our debt that is recourse to our general partner to the extent of the general partner’s “net value” as defined in regulations under Section 752 of the Internal Revenue Code, but will have a share, generally based on his or her share of profits, of our nonrecourse liabilities. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”
Limitations on Deductibility of Losses
The deduction by any unitholder of his or her share of our losses will be limited to the tax basis in his or her units and, in the case of an individual unitholder, any unitholder that is an estate or trust, or a corporate unitholder (if more than 50.0% of the value of the corporate unitholder’s stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations) to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that is less than his or her tax basis. A unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his or her at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to any unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his or her at-risk amount is subsequently increased, provided such losses do not exceed such unitholder’s tax basis in his or her common units. Upon the taxable disposition of a unit, any gain recognized by any unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the tax basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.
In general, any unitholder will be at risk to the extent of the tax basis of his or her units, excluding any portion of that tax basis attributable to his or her share of our nonrecourse liabilities, reduced by (i) any portion of that tax basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he or she borrows to acquire or hold his or her units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder’s at-risk amount will increase or decrease as the tax basis of the unitholder’s units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his or her share of our nonrecourse liabilities.
In addition to the tax basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or any unitholder’s investments in other publicly traded partnerships, or the unitholder’s salary, active business or other income. Passive losses that are not deductible because they exceed any unitholder ’s share of income we generate may be deducted in full when he or she disposes of his or her entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the tax basis limitation.
A unitholder’s share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.
For taxpayers other than corporations, in taxable years beginning after December 31, 2017 and before January 1, 2026, an “excess business loss” limitation further limits the deductibility of losses by such taxpayers. An excess business loss is the excess (if any) of a taxpayer's aggregate deductions for the taxable year that are attributable to the trades or businesses of such taxpayer (determined without regard to the excess business loss limitation) over the aggregate gross income or gain of such taxpayer for the taxable year that is attributable to such trades or businesses plus a threshold amount. The threshold amount is equal to $250,000 or $500,000 for taxpayers filing a joint return. Disallowed excess business losses are treated as a net operating loss carryover to the following tax year. Any losses we generate that are allocated to a unitholder and not otherwise limited by the basis, at risk or passive loss limitations will be included in the determination of such unitholder's aggregate trade or business deductions. Consequently, any losses we generate that are not otherwise limited will only be available to offset a unitholder's other trade or business income plus an amount of non-trade or business income equal to the applicable threshold amount. Thus, except to the extent of the threshold amount, our losses that are not otherwise limited may not offset a unitholder's non-trade or business income (such as salaries, fees, interest, dividends and capital gains). This excess business loss limitation will be applied after the passive activity loss limitation.
Limitations on Interest Deductions
In general, we are entitled to a deduction for interest paid or accrued on indebtedness properly allocable to our trade or business during our taxable year. However, our deduction for this “business interest” generally is limited to the sum of our business interest income and 30% of our “adjusted taxable income.” For the purposes of this limitation, our adjusted taxable income is computed without regard to any business interest or business interest income, without any deduction for depreciation, amortization or depletion (for taxable years beginning before January 1, 2022) without any adjustments for taxes. This limitation is first applied at the partnership level and any deduction for business interest is taken into account in determining our non-separately stated taxable income or loss. Then, in applying this business interest limitation at the partner level, the adjusted taxable income of each of our unitholders is determined without regard to such unitholder's distributive share of any of our items of income, gain, deduction or loss and is increased by such unitholder's distributive share of our excess taxable income, which is generally equal to the excess of 30% of our adjusted taxable income over the amount of our deduction for business interest for a taxable year.
To the extent our deduction for business interest is not limited, we will allocate the full amount of our deduction for business interest among our unitholders in accordance with their percentage interests in us. To the extent our deduction for business interest is limited, the amount of any disallowed deduction for business interest will also be allocated to each unitholder in accordance with their percentage interest in us, but such amount of "excess business interest" will not be currently deductible. Subject to certain limitations and adjustments to a unitholder's basis in its units, this excess business interest may be carried forward and deducted by a unitholder in a future taxable year.
These rules were modified in 2020 by the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). Under the CARES Act, we may elect to increase the amount of business interest expense we are allowed to deduct by increasing the 30% limitation to 50% of adjusted taxable income for our 2020 tax year. In determining the interest deductibility limitation for our 2020 tax year, we may elect to utilize the amount of our adjusted taxable income generated in our 2019 tax year.
In addition to this limitation on the deductibility of a partnership's business interest, the deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;

•	our interest expense attributed to portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.
The computation of any unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, the unitholders’ share of our portfolio income will be treated as investment income.
Entity-Level Collections
If we are required or elect under applicable law to pay any U.S. federal, state, local or foreign income tax on behalf of any unitholder or our general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend the Partnership Agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under the Partnership Agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.
Allocation of Income, Gain, Loss and Deduction
In general, after allocations are made to holders of preferred units in us according to the terms of such preferred units and certain other special allocations are made, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our general partner and the holders of common units in accordance with their percentage interests in us. In general, if we have a net loss, that loss will be allocated first to our general partner and the holders of common units in accordance with their percentage interests in us to the extent of their positive capital accounts, second to our preferred unitholders to the extent of and in proportion to their positive capital accounts, and third, to our general partner.
Specified items of our income, gain, loss and deduction will be allocated to account for (i) any difference between the tax basis and fair market value of our assets at the time of an offering and (ii) any difference between the tax basis and fair market value of any property contributed to us by the general partner and its affiliates (or by a third party) that exists at the time of such contribution, together referred to in this discussion as the “Contributed Property.” The effect of these allocations, referred to as “Section 704(c) Allocations,” to any unitholder purchasing common units in an offering of securities hereunder will be essentially the same as if the tax bases of our assets were equal to their fair market values at the time of an offering of securities hereunder. In the event we issue additional common units or engage in certain other transactions in the future, “reverse Section 704(c) Allocations,” similar to the Section 704(c) Allocations described above, will be made to the general partner and all of our unitholders immediately prior to such issuance or other transactions to account for the difference between the “book” basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance or future transaction. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.
An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate the difference between a partner’s “book” capital account, credited with the fair market value of Contributed Property, and “tax” capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the “Book-Tax Disparity,” will generally be given effect for U.S. federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, a partner’s share of an item will be determined on the basis of his or her interest in us, which will be determined by taking into account all the facts and circumstances, including:

•	his or her relative contributions to us;

•	the interests of all the partners in profits and losses;

•	the interest of all the partners in cash flow; and

•	the rights of all the partners to distributions of capital upon liquidation.
Jones Day is of the opinion that, with the exception of the issues described in “—Tax Consequences of Unit Ownership—Section 754 Election” and “—Disposition of Common Units—Allocations Between Transferors and Transferees,” allocations under the Partnership Agreement will be given effect for U.S. federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction.
Treatment of Short Sales
A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he or she would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

•	any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

•	any cash distributions received by the unitholder as to those units would be fully taxable; and

•	while not entirely free from doubt, all of these distributions would appear to be ordinary income.
Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Jones Day has not rendered an opinion regarding the tax treatment of any unitholder whose common units are loaned to a short seller to cover a short sale of common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read “—Disposition of Common Units—Recognition of Gain or Loss.”
Alternative Minimum Tax
Each unitholder will be required to take into account his or her distributive share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax. The current minimum tax rate for noncorporate taxpayers is 26.0% on the first $197,900 (as adjusted for inflation under the Code) of alternative minimum taxable income in excess of the exemption amount, subject to the exemption phase-out, and 28.0% on any additional alternative minimum taxable income. Prospective unitholders are urged to consult with their tax advisors as to the impact of an investment in units on their liability for the alternative minimum tax.
Tax Rates
Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 37.0% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than 12 months) of individuals is 20.0%. Unless extended by legislation, the 37.0% rate applies only to taxable years beginning prior to December 31, 2025. Thereafter, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6%. Such rates are subject to change by new legislation at any time.
An additional 3.8% Medicare tax is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes any unitholder’s allocable share of our income and gain realized by any unitholder from a sale of units (without taking into account the 20.0% deduction relating to “qualified business income” discussed below). In the case of an individual, the tax will be imposed on the lesser of (1) the unitholder’s net investment income and (2) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (1) undistributed net investment income and (2) the excess of adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.
For taxable years beginning after December 31, 2017 and ending on or before December 31, 2025, an individual unitholder is entitled to a deduction equal to 20.0% of his or her allocable share of our "qualified business income." For purposes of this deduction, our "qualified business income" is equal to the sum of:

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the net amount of our U.S. items of income, gain, deduction and loss to the extent such items are included or allowed in the determination of taxable income for the year, excluding, however, certain specified types of passive investment income (such as capital gains and dividends, which are taxed at a rate of 20.0%); and

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any gain recognized upon a disposition of our units to the extent such gain is attributable to Section 751 Assets, such as depreciation recapture and our "inventory items," and is thus treated as ordinary income under Section 751 of the Internal Revenue Code.

Section 754 Election
We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. The election will generally permit us to adjust a common unit purchaser’s tax basis in our assets, or “inside basis,” under Section 743(b) of the Internal Revenue Code to reflect his or her purchase price. This election does not apply with respect to a person who purchases common units directly from us. The

Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, the inside basis in our assets with respect to any unitholder will be considered to have two components: (i) his or her share of our tax basis in our assets, or “common basis,” and (ii) his or her Section 743(b) adjustment to that basis.
We have adopted the remedial allocation method as to all our properties. Where the remedial allocation method is adopted, the Treasury Regulations under Section 743 of the Internal Revenue Code require a portion of the Section 743(b) adjustment that is attributable to recovery property that is subject to depreciation under Section 168 of the Internal Revenue Code and whose book basis is in excess of its tax basis to be depreciated over the remaining cost recovery period for the property’s unamortized Book-Tax Disparity. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150.0% declining balance method. Under the Partnership Agreement, our general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these and any other Treasury Regulations. Please read “—Disposition of Common Units—Uniformity of Units.”
We are depreciating the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treating that portion as non-amortizable to the extent attributable to property which is not amortizable. This method is consistent with the methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which does not directly apply to a material portion of our assets. To the extent that this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we have applied (and expect to continue to apply) the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read “—Disposition of Common Units—Uniformity of Units.” Any unitholder’s tax basis for his or her common units is reduced by his share of our deductions (whether or not such deductions were claimed on an individual’s income tax return) so that any position we take that understates deductions will overstate the unitholder’s tax basis in his or her common units, which may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “—Disposition of Common Units—Recognition of Gain or Loss.” Jones Day is unable to opine as to whether our method for taking into account Section 743 adjustments is sustainable for property subject to depreciation under Section 167 of the Internal Revenue Code or if we use an aggregate approach as described above, as there is no direct or indirect controlling authority addressing the validity of these positions. Moreover, the IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the units. If such a challenge were sustained, the gain from the sale of units might be increased without the benefit of additional deductions.
A Section 754 election is advantageous if the transferee’s tax basis in his or her units is higher than the units’ share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation deductions and his or her share of any gain or loss on a sale of our assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in his or her units is lower than those units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election. A tax basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer, or if we distribute property and have a substantial tax basis reduction. Generally, a built-in loss or a tax basis reduction is substantial if it exceeds $250,000.

The calculations involved in the Section 754 election are complex and are made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different tax basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he or she would have been allocated had the election not been revoked.
Tax Treatment of Operations
Accounting Method and Taxable Year
We use the year ending December 31 as our taxable year and the accrual method of accounting for U.S. federal income tax purposes. Each unitholder will be required to include in income his or her share of our income, gain, loss and deduction for our taxable year ending within or with his or her taxable year. In addition, any unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his or her units following the close of our taxable year but before the close of his or her taxable year must include his or her share of our income, gain, loss and deduction in income for his or her taxable year, with the result that he or she will be required to include in income for his or her taxable year his or her share of more than 12 months of our income, gain, loss and deduction. Please read “—Disposition of Common Units—Allocations Between Transferors and Transferees.”
Initial Tax Basis, Depreciation and Amortization
The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The U.S. federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering of securities hereunder will be borne by our general partner and all of our unitholders as of that time. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction.”
To the extent allowable, we may elect to use the depreciation and cost recovery methods, including bonus depreciation to the extent available, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Please read “—Disposition of Common Units—Uniformity of Units.” Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.
If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, any unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his or her interest in us. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction” and “—Disposition of Common Units—Recognition of Gain or Loss.”
The costs we incur in selling our units, called “syndication expenses,” must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

Under Section 168(k), we are allowed a first-year bonus depreciation deduction equal to 100.0% of the adjusted basis of certain depreciable property acquired and placed in service after September 27, 2017 and before January 1, 2023. For property placed in service during subsequent years, the deduction is phased down in increments of 20.0% per year until December 31, 2026. This depreciation deduction applies to both new and used property. However, use of the deduction with respect to used property is subject to certain anti-abuse restrictions, including the requirement that the property be acquired from an unrelated party. We can elect to forgo the depreciation bonus and use the alternative depreciation system for any class of property for a taxable year.
Valuation and Tax Basis of Our Properties
The U.S. federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of tax basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or determination of tax basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.
Disposition of Common Units
Recognition of Gain or Loss
Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder’s tax basis for the units sold. Any unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by him or her plus his or her share of our nonrecourse liabilities. Because the amount realized includes any unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.
Prior distributions from us that in the aggregate were in excess of cumulative net taxable income attributable to a common unit and, therefore, decreased any unitholder’s tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder’s tax basis in that common unit, even if the price received is less than his or her original cost.
Except as noted below, gain or loss recognized by any unitholder, other than a “dealer” in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than 12 months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to Section 751 Assets. Ordinary income attributable to Section 751 Assets may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, any unitholder may recognize both ordinary income and a capital loss upon a sale of units. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations.
The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his or her entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, any unitholder will be unable to select high or low tax basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he or she may designate specific common units sold for purposes of determining the holding period of units transferred. Any unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. Any unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions is urged to consult his or her tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.
Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract;
in each case, with respect to the partnership interest or substantially identical property.
Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.
Allocations Between Transferors and Transferees
In general, our taxable income and losses will be determined for each taxable period, will be prorated on a monthly basis and will be subsequently apportioned among our unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this prospectus as the “Allocation Date.” However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among our unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, any unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.
The U.S. Department of the Treasury and the IRS have issued Treasury Regulations that permit publicly traded partnerships to use a monthly simplifying convention that is similar to ours, but they do not specifically authorize all aspects of the proration method we have adopted. Accordingly, Jones Day is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee unitholders. If our method were found to be inappropriate by the IRS or a court of law, our taxable income or losses might be reallocated among the unitholders.
We are authorized to revise our method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year. We do not currently plan to change our method of allocation.
Any unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

Notification Requirements
Any unitholder who sells any of his or her units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the U.S. and who effects the sale or exchange through a broker who will satisfy such requirements.
Uniformity of Units
Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of U.S. federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the units. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.” We intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the regulations under Section 743 of the Internal Revenue Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets.
Please read “—Tax Consequences of Unit Ownership—Section 754 Election.” To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the unitholders. In either case, and as stated above under “—Tax Consequences of Unit Ownership—Section 754 Election,” Jones Day has not rendered an opinion with respect to these methods. Moreover, the IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”
Tax-Exempt Organizations and Other Investors
Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor before investing in our common units. Employee benefit plans and most other organizations exempt from U.S. federal income tax, including individual retirement accounts and other retirement plans, are subject to U.S. federal income tax on unrelated business taxable income. Virtually all of our income allocated to any unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it.

Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the U.S. because of the ownership of units. As a consequence, they will be required to file U.S. federal income tax returns to report their share of our income, gain, loss or deduction and pay U.S. federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, our quarterly distribution to foreign unitholders will be subject to withholding at the highest applicable effective tax rate. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, Form W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.
In addition, because a foreign corporation that owns units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30.0%, in addition to regular U.S. federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation’s “U.S. net equity,” (as defined in Section 884(c) of the Internal Revenue Code) that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the U.S. and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.
A foreign unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent that the gain is effectively connected with a U.S. trade or business.
The transferee of an interest in a partnership that is engaged in a U.S. trade or business is generally required to withhold 10.0% of the amount realized by the transferor unless the transferor certifies that it is not a foreign person, and we are required to deduct and withhold from the transferee amounts that should have been withheld by the transferees but were not withheld. Because the “amount realized” includes a partner’s share of the partnership’s liabilities, 10.0% of the amount realized could exceed the total cash purchase price for the units. For this and other reasons, the U.S. Department of the Treasury and the IRS suspended these rules for transfers of certain publicly traded partnership interests, including transfers of our common units, until regulations or other guidance has been issued. In May 2019, the IRS issued proposed Treasury Regulations that would require withholding on open market transactions, effective 60 days after the issuance of final Treasury Regulations, but in the case of a transfer made through a broker, would exclude a partner’s share of liabilities from the amount realized. In addition, the obligation to withhold would be imposed on the broker instead of the transferee. It is not clear if or when the proposed Treasury Regulations will be finalized and in what form, or if other guidance will be issued.
Moreover, under the Foreign Investment in Real Property Tax Act, a foreign unitholder generally will be subject to U.S. federal income tax upon the sale or disposition of a common unit if (i) he or she owned (directly or constructively applying certain attribution rules) more than 5.0% of our common units at any time during the five-year period ending on the date of such disposition and (ii) 50.0% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the units or the five-year period ending on the date of disposition. Currently, more than 50.0% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future. Therefore, foreign unitholders may be subject to U.S. federal income tax on gain from the sale or disposition of their units.
Administrative Matters
Information Returns and Audit Procedures
We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his or her share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Jones Day can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.
The IRS may audit our U.S. federal income tax returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his or her U.S. federal income tax return. Any audit of any unitholder’s U.S. federal income tax return could result in adjustments not related to our U.S. federal income tax returns in addition to those related to our U.S. federal income tax returns.
Partnerships generally are treated as separate entities for purposes of U.S. federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners.
For taxable years beginning after December 31, 2017, we are required to designate a partner, or other person, with a substantial presence in the United States as the partnership representative ("Partnership Representative"). The Partnership Representative has the sole authority to act on our behalf for purposes of, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS. Actions taken by us or by the Partnership Representative on our behalf with respect to such matters will be binding on us and all of our unitholders. Our general partner has been designated as the Partnership Representative. Each prospective unitholder should consult his or her own tax advisor regarding this new system for partnership audits.
In addition, if the IRS makes audit adjustments to our income tax returns for tax years beginning after December 31, 2017, the IRS may collect any resulting taxes (including any applicable penalties and interest) directly from us. We will generally have certain limited rights to shift any such tax liability to our general partner and our unitholders in accordance with their interests in us during the year under audit, but there can be no assurance that we will be able to do so (or choose to do so) under all circumstances. If we are required to make payments of taxes, penalties and interest resulting from audit adjustments, our cash available for distribution to our general partner and our unitholders might be substantially reduced.
Additional Withholding Requirements
Additional withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Internal Revenue Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States, which we refer to as “FDAP Income,” or gross proceeds from the sale or other disposition of any property of a type which can produce interest or dividends from sources within the United States paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations, may modify these requirements.
The withholding provisions described above generally apply to all payments of FDAP Income and to payments of relevant gross proceeds. The IRS has issued proposed Treasury Regulations that would eliminate the application of this regime with respect to payments of gross proceeds (but not payments of FDAP Income). Pursuant to these proposed Treasury Regulations, we or any other applicable withholding agent may (but are not required to) rely on this proposed change until final regulations are issued or until such proposed regulations are rescinded. Each prospective unitholder should consult his or her own tax advisor regarding the applicability of these withholding provisions to an investment in our common units.
Nominee Reporting
Persons who hold an interest in us as a nominee for another person are required to furnish to us:

•	the name, address and taxpayer identification number of the beneficial owner and the nominee;

•	information about whether the beneficial owner is:

─	a person that is not a U.S. person;

─	a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

─	a tax-exempt entity;

•	the amount and description of units held, acquired or transferred for the beneficial owner; and

•
specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from dispositions.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty per failure, with a significant maximum penalty per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.
Accuracy-Related Penalties
A penalty equal to 20.0% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.
For individuals, a substantial understatement of income tax in any taxable year generally exists if the amount of the understatement exceeds the greater of 10.0% of the tax required to be shown on the U.S. federal income tax return for the taxable year or $5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the tax return:

•	for which there is, or was, “substantial authority”; or

•	as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the tax return.
If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, we must disclose the pertinent facts on our U.S. federal income tax return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their U.S. federal income tax returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty. More stringent rules apply to “tax shelters,” which we do not believe includes us, or any of our investments, plans or arrangements.
A substantial valuation misstatement exists if (a) the value of any property, or the adjusted tax basis of any property, claimed on a tax return is 150.0% or more of the amount determined to be the correct amount of the valuation or adjusted tax basis, (b) the price for any property or services (or for the use of property) claimed on any such tax return with respect to any transaction between persons described in Internal Revenue Code Section 482 is 200.0% or more (or 50.0% or less) of the amount determined under Section 482 to be the correct amount of such price, or (c)

the net Internal Revenue Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10.0% of the taxpayer’s gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a tax return is 200.0% or more than the correct valuation or certain other thresholds are met, the penalty imposed increases to 40.0%. We do not anticipate making any valuation misstatements.
In addition, the 20.0% accuracy-related penalty also applies to any portion of an underpayment of tax that is attributable to transactions lacking economic substance. To the extent that such transactions are not disclosed, the penalty imposed is increased to 40.0%. Additionally, there is no reasonable cause defense to the imposition of this penalty to such transactions.
Reportable Transactions
If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts above certain thresholds (generally in excess of $2.0 million in any single year, or $4.0 million in a combination of years). Our participation in a reportable transaction could increase the likelihood that our U.S. federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read “—Administrative Matters—Information Returns and Audit Procedures.”
Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following additional consequences:

•	accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at “—Administrative Matters—Accuracy-Related Penalties”;

•	for those persons otherwise entitled to deduct interest on U.S. federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and

•	in the case of a listed transaction, an extended statute of limitations.
We do not expect to engage in any “reportable transactions.”
Legislative Developments
The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress propose and consider substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships. Any modification to the U.S. federal income tax laws and interpretations thereof may or may not be retroactively applied, and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for U.S. federal income tax purposes. Please read “—Partnership Status.” We are unable to predict whether any such changes will ultimately be enacted by Congress or promulgated by the IRS and the U.S. Department of the Treasury. However, it is possible that a change in law could affect us and may be applied retroactively. Any such changes could negatively impact the value of an investment in our units.
Tax Consequences of Ownership of Debt Securities or Other Units Representing Limited Partnership Interests
A description of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of debt securities or other units representing limited partner interests will be set forth in the prospectus supplement relating to the offering of such securities.

STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES
In addition to U.S. federal income taxes, you likely will be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective common unitholder should consider their potential impact on his or her investment in us. We currently conduct and/or are registered to transact business in more than 30 states. Many of these states currently impose an income tax on corporations and other entities. Many of these states also impose a personal income tax on individuals. We may also own property or do business in other jurisdictions in the future. Although you may not be required to file an income tax return and pay income taxes in some jurisdictions because your income from that jurisdiction falls below the applicable threshold to trigger a filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold an amount equal to a percentage of income from amounts distributed to a common unitholder who is not a resident of the jurisdiction. Our withholding, whether in an amount which is greater or less than a particular common unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident common unitholder from the obligation to file an income tax return in such jurisdiction. Amounts withheld will be treated as if distributed to common unitholders for purposes of determining the amounts distributed by us. Please read “Material U.S. Federal Income Tax Consequences —Tax Consequences of Unit Ownership—Entity-Level Collections.” Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.
It is the responsibility of each common unitholder to investigate the legal and tax consequences, under the laws of pertinent states, localities and foreign jurisdictions, of his or her investment in us. Accordingly, each prospective common unitholder is urged to consult his or her own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each common unitholder to file all state, local and foreign, as well as U.S. federal income tax returns, that may be required of him or her. Jones Day has not rendered an opinion on the state, local or foreign tax consequences of an investment in us.

INVESTMENT IN MPLX LP BY EMPLOYEE BENEFIT PLANS
An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and the restrictions imposed by Section 4975 of the Internal Revenue Code and provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Internal Revenue Code or ERISA, collectively, “Similar Laws.” For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension and profit-sharing plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs or annuities established or maintained by an employer or employee organization, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements, which we refer to collectively as “Employee Benefit Plans.” Among other things, consideration should be given to:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA or any other applicable Similar Laws;

•	whether in making the investment, the plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA or any other applicable Similar Laws;

•
whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return. Please read “Material Federal Income Tax Consequences—Tax-Exempt Organizations and Other Investors”; and

•	whether making such an investment will comply with the delegation of control and prohibited transaction provisions of ERISA and the Internal Revenue Code or any other applicable Similar Laws.
The person with investment discretion with respect to the assets of an Employee Benefit Plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.
An investor who is considering acquiring the securities that this prospectus describes with the assets of an Employee Benefit Plan must also consider whether the acquisition and holding of the securities will constitute or result in a non-exempt prohibited transaction. Section 406(a) of ERISA and Sections 4975(c)(1)(A), (B), (C) and (D) of the Internal Revenue Code prohibit certain transactions that involve an Employee Benefit Plan and a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975(e)(2) of the Internal Revenue Code with respect to such plan. Examples of such prohibited transactions include, but are not limited to, sales or exchanges of property (such as the securities) or extensions of credit between an Employee Benefit Plan and a party in interest or disqualified person. Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Internal Revenue Code generally prohibit a fiduciary with respect to an Employee Benefit Plan from dealing with the assets of such plan for its own benefit (for example when a fiduciary of an Employee Benefit Plan uses its position to cause such plan to make investments in connection with which the fiduciary (or a party related to the fiduciary) receives a fee or other consideration).
ERISA and the Internal Revenue Code contain certain exemptions from the prohibited transactions described above, and the Department of Labor has issued several exemptions, although certain exemptions do not provide relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Internal Revenue Code. Exemptions include Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code pertaining to certain transactions with non-fiduciary service providers; Department of Labor Prohibited Transaction Class Exemption, or “PTCE,” 95-60, applicable to transactions involving insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding investments effected by a qualified professional asset manager; and PTCE 96-23, regarding investments effected by an in-house asset manager. There can be no assurance that any of these exemptions will be available with respect to the acquisition of the common units, even if the specified conditions are met. Under Section 4975 of the Internal Revenue Code,

excise taxes or other liabilities may be imposed on disqualified persons who participate in non-exempt prohibited transactions (other than a fiduciary acting only as such).
In addition to considering whether the purchase of the securities that this prospectus describes is a prohibited transaction, a fiduciary should consider whether the Employee Benefit Plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our general partner would also be a fiduciary of such Employee Benefit Plan and our operations would be subject to the regulatory restrictions of ERISA as well as the prohibited transaction rules of the Internal Revenue Code and ERISA or any other applicable Similar Laws.
The Department of Labor regulations and Section 3(42) of ERISA provide guidance with respect to whether, in certain circumstances, the assets of an entity in which Employee Benefit Plans acquire equity interests would be deemed “plan assets.” Under these rules, an entity’s assets would not be considered to be “plan assets” if, among other things:
(a) the equity interests acquired by the Employee Benefit Plan are publicly offered securities—i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, are freely transferable and are registered under certain provisions of the federal securities laws;
(b) the entity is an “operating company,”—i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or
(c) there is no significant investment by “benefit plan investors,” which is defined to mean that less than 25.0% of the value of each class of equity interest, disregarding any such interests held by our general partner, its affiliates and some other persons, is held generally by Employee Benefit Plans.
Our assets should not be considered “plan assets” under these regulations because it is expected that the investment will satisfy the requirements in (a) and/or (b) above.
As a general rule, a governmental plan, as defined in Section 3(32) of ERISA, or a “Governmental Plan,” a church plan, as defined in Section 3(33) of ERISA, that has not made an election under Section 410(d) of the Internal Revenue Code, or a “Church Plan,” and a plan maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens, or a “non-U.S. Plan,” are not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. Accordingly, assets of such plans may be invested without regard to the fiduciary and prohibited transaction considerations described above. Although a Governmental Plan, a Church Plan or a non-U.S. Plan is not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, it may be subject to Similar Law. A fiduciary of a Government Plan, a Church Plan or a non-U.S. Plan should consider whether investing in the debt securities and/or common units satisfies the requirements, if any, under any applicable Similar Law.
The foregoing discussion of issues arising for employee benefit plan investments under ERISA and the Internal Revenue Code is general in nature and is not intended to be all inclusive, nor should it be construed as legal advice. In light of the serious penalties imposed on persons who engage in prohibited transactions or other violations, plan fiduciaries contemplating a purchase of debt securities and/or common units should consult with their own counsel regarding the consequences under ERISA, the Internal Revenue Code and other Similar Laws.

PLAN OF DISTRIBUTION
We may sell the securities in and outside the United States through underwriters. The prospectus supplement for any offering may set forth, among other things, the following information:

•	the terms of the offering;

•	the name or names of the underwriters;

•	the name or names of any managing underwriter or underwriters;

•	the net proceeds we will receive from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the price at which the securities will be offered to the public;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
We will fix a price of the securities offered at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices based upon historical market prices; or

•	negotiated prices.
We may change the price of the securities offered from time to time.
We will pay or allow underwriters’, distributors’ or sellers’ commissions that will not exceed those customary in the types of transactions involved.
Sale Through Underwriters or Dealers
We will sell any securities offered under this prospectus through underwriters. The underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise stated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The underwriters may change the public offering price of securities offered from time to time and any discounts, concessions or commissions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.
Unless otherwise stated in the prospectus supplement, each series of offered securities will be a new issue, and, other than our common units, which are listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.
General Information
We may have agreements with firms, agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the firms, agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
The Financial Industry Regulatory Authority, which we refer to as FINRA, views our common units as interests in a direct participation program. Accordingly, any offering of common units under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2310 of the FINRA Conduct Rules.

LEGAL MATTERS
The validity of the securities offered in this prospectus will be passed upon for us by Jones Day. Jones Day will also render an opinion on the material U.S federal income tax considerations regarding the common units. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters or agents participating in such offering, that counsel will be named in the applicable prospectus supplement related to that offering.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth expenses payable by MPLX LP (“MPLX” or the “Registrant”), excluding underwriting or agent discounts and commissions, in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

SEC registration fee	*
FINRA filing fees	**
Printing expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Transfer agent and trustee fees and expenses	**
Exchange listing fees	**
Rating agency fees	**
Miscellaneous	**
Total	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time.

**
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that MPLX anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
Section 7.7(a) of MPLX’s Fifth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), filed as an Exhibit hereto, provides that MPLX will indemnify and hold harmless the following persons, each, an Indemnitee, to the fullest extent permitted by law, but subject to the limitations expressly provided in the Partnership Agreement, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of such Indemnitee’s status with respect to MPLX and acting (or refraining to act) in such capacity on behalf of or for the benefit of MPLX:

•	MPLX GP LLC, as the general partner of MPLX (the “General Partner”);

•	any departing general partner of MPLX;

•	any person who is or was an affiliate of the General Partner or any departing general partner of MPLX;

•
any person who is or was a managing member, manager, general partner, director, officer, fiduciary or trustee of MPLX, its subsidiaries, the General Partner, any departing general partner of MPLX or any of their respective affiliates;

•
any person who is or was serving at the request of the General Partner or any departing general partner of MPLX or any of their respective affiliates as an officer, director, managing member, manager, general partner, fiduciary or trustee of another person owing a fiduciary duty to MPLX or any of its subsidiaries, provided that a person shall not be an Indemnitee for purposes of the Partnership Agreement by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and

•
any person the General Partner designates as an Indemnitee because such person’s status, service or relationship exposes such person to claims or suits relating to the business and affairs of MPLX and its subsidiaries.

Provided, that no Indemnitee will be indemnified and held harmless pursuant to the Partnership Agreement if there has been a final non-appealable judgment entered by a court of competent jurisdiction determining that such Indemnitee, in respect of the matter for which such Indemnitee is seeking indemnification under the Partnership Agreement, acted in bad faith or engaged in intentional fraud, willful misconduct, or with respect to any criminal matter, acted with knowledge that such Indemnitee’s conduct was unlawful, and; provided further, that none of the General Partner’s affiliates (other than any Group Member (as defined in the Partnership Agreement)) will be entitled to indemnification for their obligations under the Transaction Documents (as defined in the Partnership Agreement).
Any indemnification described above will be made only out of MPLX’s assets. Unless the General Partner otherwise agrees, the General Partner will not be personally liable for such indemnification, or have any obligation to contribute or loan funds or assets to MPLX to enable MPLX to effectuate such indemnification.
Section 7.7(b) of the Partnership Agreement states that, to the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by MPLX prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that the Indemnitee is not entitled to be indemnified upon receipt by MPLX of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized by Section 7.7 of the Partnership Agreement.
Section 7.7(d) the Partnership Agreement states that MPLX may purchase and maintain (or reimburse MPLX GP LLC or its affiliates for the cost of) insurance, on behalf of the General Partner, its affiliates and such other persons as the General Partner shall determine, against any liabilities that may be asserted against, or expenses that may be incurred by, such person in connection with MPLX’s activities or such person’s activities on behalf of MPLX, regardless of whether MPLX would have the power to indemnify such person against such liabilities under the Partnership Agreement. As of the date of this Registration Statement, the General Partner maintains directors and officers liability insurance for the benefit of its directors and officers, and MPLX reimburses the General Partner for a portion of the cost of maintaining this insurance.
Subject to the limitations set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, as amended, supplemented or restated from time to time, and any successor to such statute, empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Item 16. Exhibits.

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement*
4.1
Certificate of Limited Partnership of MPLX LP (incorporated by reference to Exhibit 3.1 to MPLX LP’s Registration Statement on Form S-1 (File No. 333-182500) filed by MPLX LP on July 2, 2012, as amended on August 10, 2012, September 7, 2012, October 9, 2012 and October 18, 2012).

4.2
Amendment to the Certificate of Limited Partnership of MPLX LP (incorporated by reference to Exhibit 3.2 to MPLX LP’s Registration Statement on Form S-1 (File No. 333-182500), filed by MPLX LP on July 2, 2012, as amended on August 10, 2012, September 7, 2012, October 9, 2012 and October 18, 2012).

4.3
Fifth Amended and Restated Agreement of Limited Partnership of MPLX LP (incorporated by reference to Exhibit 3.1 to MPLX LP’s Current Report on Form 8-K/A (File No. 001-35714), filed by MPLX LP on August 14, 2019).

4.4
Registration Rights Agreement, dated May 13, 2016, among MPLX LP and the Purchasers of the Series A Preferred units named on Schedule A thereto (incorporated by reference to Exhibit 4.1 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on May 16, 2016).

4.5
Indenture, dated as of February 12, 2015, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on February 12, 2015).

4.6
First Supplemental Indenture, dated as of February 12, 2015, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.2 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on February 12, 2015).

4.7
Second Supplemental Indenture, dated as of December 22, 2015, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.2 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on December 22, 2015).

4.8
Third Supplemental Indenture, dated as of December 22, 2015, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.3 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on December 22, 2015).

4.9
Fourth Supplemental Indenture, dated as of December 22, 2015, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.4 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on December 22, 2015).

4.10
Fifth Supplemental Indenture, dated as of December 22, 2015, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.5 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on December 22, 2015).

4.11
Sixth Supplemental Indenture, dated as of February 10, 2017, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.1 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on February 10, 2017).

4.12
Seventh Supplemental Indenture, dated as of February 10, 2017, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.2 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on February 10, 2017).

4.13
Eighth Supplemental Indenture, dated as of February 8, 2018, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.1 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on February 8, 2018).

4.14
Ninth Supplemental Indenture, dated as of February 8, 2018, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.2 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on February 8, 2018).

4.15
Tenth Supplemental Indenture, dated as of February 8, 2018, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.3 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on February 8, 2018).

Exhibit No.	Description of Exhibit
4.16
Eleventh Supplemental Indenture, dated as of February 8, 2018, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.4 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on February 8, 2018).

4.17
Twelfth Supplemental Indenture, dated as of February 8, 2018, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.5 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on February 8, 2018).

4.18
Thirteenth Supplemental Indenture, dated as of November 15, 2018, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.1 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on November 15, 2018).

4.19
Fourteenth Supplemental Indenture, dated as of November 15, 2018, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.2 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on November 15, 2018).

4.20
Fifteenth Supplemental Indenture, dated as of September 9, 2019, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.5 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on September 9, 2019).

4.21
Sixteenth Supplemental Indenture, dated as of September 9, 2019, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.6 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on September 9, 2019).

4.22
Seventeenth Supplemental Indenture, dated as of September 23, 2019, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.1 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on September 27, 2019).

4.23
Eighteenth Supplemental Indenture, dated as of September 23, 2019, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.2 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on September 27, 2019).

4.24
Nineteenth Supplemental Indenture, dated as of September 23, 2019, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.3 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on September 27, 2019).

4.25
Twentieth Supplemental Indenture, dated as of September 23, 2019, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.4 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on September 27, 2019).

4.26
Twenty-First Supplemental Indenture, dated as of September 23, 2019, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.5 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on September 27, 2019).

4.27
Twenty-Second Supplemental Indenture, dated as of September 23, 2019, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.6 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on September 27, 2019).

4.28
Twenty-Third Supplemental Indenture, dated as of August 18, 2020, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.1 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on August 18, 2020).

4.29
Twenty-Fourth Supplemental Indenture, dated as of August 18, 2020, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of Note) (incorporated by reference to Exhibit 4.2 to MPLX LP’s Current Report on Form 8-K (File No. 001-35714), filed by MPLX LP on August 18, 2020).

4.30
Form of Subordinated Indenture between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to Subordinated Debt Securities (incorporated by reference to Exhibit 4.15 to MPLX LP’s Registration Statement on Form S-3ASR (File No. 333-220267), filed by MPLX LP on August 30, 2017).

5.1	Opinion of Jones Day as to the legality of the securities being registered.
8.1	Opinion of Jones Day relating to tax matters.

Exhibit No.	Description of Exhibit
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Jones Day (included in Exhibit 5.1).
23.3	Consent of Jones Day (included in Exhibit 8.1).
24.1	Powers of Attorney.
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Debt Securities.
25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Debt Securities.

*	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on August 27, 2020.

MPLX LP

By:	MPLX GP LLC, its General Partner

By:	/s/ Michael J. Hennigan
Chairman, President and Chief Executive Officer of MPLX GP LLC
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 27, 2020.

Signature	Title
/s/ Michael J. Hennigan	Chairman, President and Chief Executive Officer of MPLX GP LLC (Principal Executive Officer)
Michael J. Hennigan
/s/ Pamela K.M. Beall	Director, Executive Vice President and Chief Financial Officer of MPLX GP LLC (Principal Financial Officer)
Pamela K.M. Beall
/s/ C. Kristopher Hagedorn	Vice President and Controller of MPLX GP LLC (Principal Accounting Officer)
C. Kristopher Hagedorn
*	Director of MPLX GP LLC
Michael L. Beatty
*	Director of MPLX GP LLC
Christopher A. Helms
*	Director of MPLX GP LLC
Garry L. Peiffer
*	Director of MPLX GP LLC
Dan D. Sandman
*	Director of MPLX GP LLC
Frank M. Semple
*	Director of MPLX GP LLC
J. Michael Stice
*	Director of MPLX GP LLC
John P. Surma
*	Director of MPLX GP LLC
Donald C. Templin

*
The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Powers of Attorney executed by the above-named directors and officers of the registrant, which are being filed herewith on behalf of such directors and officers.

By:	/s/ Michael J. Hennigan	August 27, 2020
Michael J. Hennigan Attorney-in-Fact